                                           Free Writing Prospectus
                                           Filed Pursuant to Rule 433
                                           Registration Statement No.:333-119328

          THE DATE OF THIS FREE WRITING PROSPECTUS IS JANUARY 11, 2006

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-119328) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Website at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1

       CLASSES A-1, A-2, A-3, A-AB, A-4, X-CP, A-M, A-J, B, C, D, E AND F
              $2,293,259,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR
SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING
PROSPECTUS SUPERSEDES THE INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE
SUPERSEDED BY THE INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR
TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED
CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION
IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON.
THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE
OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS
INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED
CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH
RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY
WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH
IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR
DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL
OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE
OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION
TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND
NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH
RESPECT THERETO. THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS
REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE
UNDERLYING ASSETS, THE ISSUER OF THE CERTIFICATES OR THEIR RESPECTIVE AFFILIATES
AND NOT BY THE UNDERWRITERS. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED
AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF
THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE
PAYMENTS OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM
INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY
COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES
MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY
DISCUSSED HEREIN. THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY NOT BE
SHARED WITH OR DISSEMINATED TO ANY OTHER PARTIES WITHOUT THE UNDERWRITERS' PRIOR
WRITTEN CONSENT.

NOTICE TO RESIDENTS OF KOREA

THE SECURITIES TO WHICH THESE MATERIALS RELATE (THE "SUBJECT SECURITIES") HAVE
NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF
KOREA AND NONE OF THE SUBJECT SECURITIES MAY BE OFFERED OR SOLD, DIRECTLY OR
INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA OR TO ANY PERSONS FOR THE
REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF
KOREA, EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF KOREA. NONE OF
LEHMAN BROTHERS INC. OR UBS SECURITIES LLC OR ANY OF THEIR RESPECTIVE AFFILIATES
MAKES ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF
THESE MATERIALS OR OF THE SUBJECT SECURITIES TO ACQUIRE THE SUBJECT SECURITIES
UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE
TRANSACTION REGULATIONS OF KOREA. IN ADDITION, ANY RECIPIENT OR PURCHASER OF THE
SUBJECT SECURITIES REPRESENTS THAT IT IS PURCHASING OR ACQUIRING THE SUBJECT
SECURITIES AS PRINCIPAL FOR ITS OWN ACCOUNT. FOR A PERIOD OF ONE YEAR FROM THE
ISSUE DATE OF THE SUBJECT SECURITIES, NEITHER THE HOLDER OF THE SUBJECT
SECURITIES NOR ANY RESIDENT OF KOREA MAY TRANSFER THE SUBJECT SECURITIES IN
KOREA OR TO ANY RESIDENT OF KOREA UNLESS SUCH TRANSFER INVOLVES ALL OF THE
SUBJECT SECURITIES HELD BY IT. ALSO, FOR A PERIOD OF ONE YEAR FROM THE ISSUE
DATE OF THE SUBJECT SECURITIES, THE FACE AMOUNT OF EACH CERTIFICATE REPRESENTING
THE SUBJECT SECURITIES HELD BY A RESIDENT OF KOREA SHALL NOT BE SUBDIVIDED INTO
MORE THAN ONE SUCH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES. FURTHERMORE,
THE PURCHASER OF THE SUBJECT SECURITIES SHALL COMPLY WITH ALL APPLICABLE
REGULATORY REQUIREMENTS (INCLUDING BUT NOT LIMITED TO REQUIREMENTS UNDER THE
FOREIGN EXCHANGE TRANSACTION LAWS) IN CONNECTION WITH THE PURCHASE OF THE
SUBJECT SECURITIES. FOR THE AVOIDANCE OF DOUBT, IT IS THE SOLE RESPONSIBILITY OF
THE RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES TO DETERMINE WHETHER SUCH
RECIPIENT OR PURCHASER IS ELIGIBLE FOR THE ACQUISITION OF THE SUBJECT SECURITIES
UNDER APPLICABLE LAWS AND REGULATIONS OF KOREA, AND WHETHER SUCH RECIPIENT OR
PURCHASER WILL HAVE COMPLIED WITH ALL APPLICABLE KOREAN LEGAL AND REGULATORY
REQUIREMENTS IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

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NOTICE TO RESIDENTS OF GERMANY

EACH OF THE UNDERWRITERS HAS CONFIRMED THAT IT IS AWARE THAT NO GERMAN SALES
PROSPECTUS (VERKAUFSPROSPEKT) HAS BEEN OR WILL BE PUBLISHED IN RESPECT OF THE
OFFERING OF THE LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1, COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, SERIES 2006-C1 (THE "CERTIFICATES") AND EACH OF THE
UNDERWRITERS HAS REPRESENTED AND AGREED THAT IT WILL COMPLY WITH THE GERMAN
SECURITIES SALES PROSPECTUS ACT (WERTPAPIER - VERKAUFSPROSPEKTGESETZ) OR ANY
OTHER LAWS APPLICABLE IN GERMANY GOVERNING THE ISSUE, OFFERING AND SALE OF THE
CERTIFICATES. IN PARTICULAR, EACH UNDERWRITER HAS UNDERTAKEN NOT TO ENGAGE IN A
PUBLIC OFFERING (OFFENTLICHES ANGEBOT) IN GERMANY WITH RESPECT TO ANY OF THE
CERTIFICATES OTHERWISE THAN IN ACCORDANCE WITH THE GERMAN SECURITIES SALES
PROSPECTUS ACT AND ANY OTHER ACT REPLACING OR SUPPLEMENTING IT AND ALL OTHER
APPLICABLE LAWS AND REGULATIONS. NO CERTIFICATES PURCHASED BY ANY PERSON THAT
WISHES TO OFFER THEM FOR SALE OR RESALE MAY BE OFFERED IN ANY JURISDICTION IN
CIRCUMSTANCES WHICH WOULD RESULT IN THE DEPOSITOR BEING OBLIGATED TO REGISTER
ANY FURTHER PROSPECTUS OR CORRESPONDING DOCUMENT RELATING TO THE CERTIFICATES IN
SUCH JURISDICTION.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

Table of Contents
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I.   Transaction Highlights

II.  Structural Highlights

III. Collateral Pool Highlights

IV.  Investment Grade and Significant Mortgage Loans

V.   Investor Reporting

VI.  Timeline

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

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                                                          TRANSACTION HIGHLIGHTS

Transaction Highlights
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                                                          TRANSACTION HIGHLIGHTS

THESE MATERIALS CONTAIN SELECTED SUMMARY INFORMATION REGARDING THE OFFERED
CERTIFICATES IDENTIFIED BELOW AND RELATED MATTERS. THESE MATERIALS DO NOT
CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING AN INVESTMENT
DECISION. THE DEPOSITOR AS IDENTIFIED BELOW HAS FILED A REGISTRATION STATEMENT,
INCLUDING A PROSPECTUS DATED JANUARY 9, 2006 (THE "BASE PROSPECTUS"), WITH THE
SEC (SEC FILE NO. 33-119328) FOR THE OFFERING TO WHICH THESE MATERIALS RELATE.
IN ADDITION, THE DEPOSITOR HAS PREPARED ANOTHER MORE DETAILED FREE WRITING
PROSPECTUS DATED JANUARY 9, 2006 (THE "OFFERING PROSPECTUS") THAT RELATES TO THE
OFFERED CERTIFICATES, REFERS TO ITSELF THEREIN AS THE OFFERING PROSPECTUS AND IS
ACCOMPANIED BY THE BASE PROSPECTUS. YOU SHOULD READ CAREFULLY THE OFFERING
PROSPECTUS AND THE BASE PROSPECTUS IN FULL. CAPITALIZED TERMS USED IN THESE
MATERIALS BUT NOT OTHERWISE HEREIN DEFINED WILL HAVE THE RESPECTIVE MEANINGS
ASSIGNED TO THOSE TERMS IN THE GLOSSARY TO THE OFFERING PROSPECTUS. A COPY OF
THE OFFERING PROSPECTUS CAN BE OBTAINED BY CONTACTING DAVE NASS AT 212-526-8829
OR BRAY KELLY AT 212-713-8663.

Issuing Entity:                  LB-UBS Commercial Mortgage Trust 2006-C1 (the
                                 "Trust").

Series and Class Designation:    Commercial Mortgage Pass-Through Certificates,
                                 Series 2006-C1 (the "Certificates"), to be
                                 issued in multiple classes (each, a "Class").
                                 The Certificates will include: (a) the Class
                                 A-1, A-2, A-3, A-AB, A-4, X-CP, X-CL, A-M, A-J,
                                 B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T,
                                 R-I, R-II and R-III Certificates (collectively,
                                 the "Pool-Based Certificates"); and (b) the
                                 Class IUU-1, IUU-2, IUU-3, IUU-4, IUU-5, IUU-6,
                                 IUU-7, IUU-8, IUU-9 and IUU-10 Certificates
                                 (collectively, the "Class IUU Certificates").
                                 The Certificates will evidence the entire
                                 beneficial ownership of the assets of the Trust
                                 (such assets, collectively, the "Trust Fund").

Offered Certificates:            The Offered Certificates will consist of the
                                 Class A-1, A-2, A-3, A-AB, A-4, X-CP, A-M, A-J,
                                 B, C, D, E and F Certificates. The Offered
                                 Certificates are the only securities offered by
                                 the Offering Prospectus and these materials.
                                 The Offered Certificates will have an initial
                                 total principal balance of approximately
                                 $2,293,259,000.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

Transaction Highlights
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                                                          TRANSACTION HIGHLIGHTS

Non-Offered Certificates:        The Non-Offered Certificates will include the
                                 Class X-CL, G, H, J, K, L, M, N, P, Q, S, T,
                                 R-I, R-II and R-III Certificates and the Class
                                 IUU Certificates. The Non-Offered Certificates
                                 will either be retained by the Depositor or
                                 transferred in transactions that do not require
                                 registration under the Securities Act of 1933,
                                 as amended. The Non-Offered Certificates that
                                 are also Pool-Based Certificates will have an
                                 initial total principal balance of
                                 approximately $162,708,106, and the Class IUU
                                 Certificates will have an initial total
                                 principal balance of $27,293,541.

Mortgage Pool:                   The primary asset of the Trust Fund will be a
                                 segregated pool (the "Mortgage Pool") of
                                 approximately 145 mortgage loans (the "Mortgage
                                 Loans") that back the Offered Certificates and
                                 that have, subject to the discussion below
                                 regarding the Intel Corporate Building Mortgage
                                 Loan, the U-Haul Portfolio - 26 Facilities
                                 Portfolio Mortgage Loan and the U-Haul
                                 Portfolio - SAC Portfolio Mortgage Loan, a
                                 total Cut-off Date Balance (an "Initial
                                 Mortgage Pool Balance") of approximately
                                 $2,455,967,106, subject to a variance of plus
                                 or minus 5%. Subject to the discussion below
                                 regarding the Intel Corporate Building Mortgage
                                 Loan, the U-Haul Portfolio - 26 Mortgage Loan
                                 and the U-Haul Portfolio - SAC Mortgage Loan,
                                 the "Cut-off Date Balance" of each Mortgage
                                 Loan will equal the unpaid principal balance of
                                 that Mortgage Loan as of the Cut-off Date (as
                                 identified below) after application of all
                                 payments of principal due on or before that
                                 date, whether or not received.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

Transaction Highlights
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                                                          TRANSACTION HIGHLIGHTS

Mortgage Pool (cont.):           For purposes of calculating distributions on
                                 certain Classes of the Certificates, the
                                 underlying mortgage loans identified in the
                                 Offering Prospectus as the "Intel Corporate
                                 Building Mortgage Loan", the "U-Haul Portfolio
                                 - 26 Mortgage Loan" and the "U-Haul Portfolio -
                                 SAC Mortgage Loan" (collectively, the "Split
                                 Mortgage Loans") will each be treated as if it
                                 consists of two portions. In the case of each
                                 Split Mortgage Loan, we refer to those two
                                 portions as the "Pooled Portion" thereof and
                                 the "Non-Pooled Portion" thereof, respectively.
                                 The Class IUU Certificates represent beneficial
                                 ownership of the respective Non-Pooled Portions
                                 of the Split Mortgage Loans, and the holders of
                                 the Class IUU Certificates will be entitled to
                                 collections of principal and interest on each
                                 Split Mortgage Loan that is allocable to the
                                 Non-Pooled Portion thereof.

                                 The holders of the Pool-Based Certificates will
                                 be entitled to receive collections of principal
                                 and interest on the respective Pooled Portions
                                 of the Split Mortgage Loans. As and to the
                                 extent described under "Description of the
                                 Mortgage Pool - Split Mortgage Loans -
                                 Allocation of Payments" in the Offering
                                 Prospectus, the rights of the holders of the
                                 Class IUU Certificates to receive payments of
                                 principal and interest to which they are
                                 entitled with respect to the Non-Pooled Portion
                                 of each Split Mortgage Loan is subordinate to
                                 the rights of the holders of the Pool-Based
                                 Certificates to receive payments of principal
                                 and interest to which they are entitled with
                                 respect to the Pooled Portion of that Split
                                 Mortgage Loan. The respective initial principal
                                 balances of, and deemed mortgage interest rates
                                 for, the Pooled and Non-Pooled Portions of each
                                 Split Mortgage Loan are set forth under
                                 "Description of the Mortgage Pool - Split
                                 Mortgage Loans - General" in the Offering
                                 Prospectus.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

Transaction Highlights
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                                                          TRANSACTION HIGHLIGHTS

Co-Lead Manager/Sole Book        Lehman Brothers Inc.
   Runner:

Co-Lead Manager:                 UBS Securities LLC.

Rating Agencies:                 Standard & Poor's, a division of The
                                 McGraw-Hill Companies, Inc. ("S&P") and Fitch
                                 Ratings, Inc. ("Fitch")

Depositor:                       Structured Asset Securities Corporation II.

Sponsors:                        Lehman Brothers Holdings Inc. and UBS Real
                                 Estate Investments Inc.

Trustee:                         LaSalle Bank National Association.

Fiscal Agent:                    ABN AMRO Bank N.V.

Master Servicer:                 Wachovia Bank, National Association.

Special Servicer:                Lennar Partners, Inc.

Cut-Off Date:                    January 11, 2006.

Determination Date:              11th day of each month or if such day is not a
                                 business day, then the following business day.

Distribution Date:               4th business day after the Determination Date
                                 of each month, commencing in February 2006.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

Transaction Highlights
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                                                          TRANSACTION HIGHLIGHTS

Interest Accrual Period:         With respect to any Distribution Date, the
                                 period commencing on the 11th day of the month
                                 preceding the month in which that Distribution
                                 Date occurs and ending on the 10th day of the
                                 month in which that Distribution Date occurs.

ERISA:                           The Depositor anticipates that, subject to
                                 satisfaction of the conditions referred to
                                 under "ERISA Considerations" in the Prospectus
                                 Supplement, retirement plans and other employee
                                 benefit plans and arrangements subject to (a)
                                 Title I of the Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), or
                                 (b) section 4975 of the Internal Revenue Code
                                 of 1986, as amended (the "Internal Revenue
                                 Code"), will be able to invest in the Offered
                                 Certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to a predecessor to Lehman Brothers
                                 Inc. by the U.S. Department of Labor.

Tax:                             The Offered Certificates will evidence regular
                                 interests in, and generally be treated as debt
                                 obligations of, a real estate mortgage
                                 investment conduit (a "REMIC") under the
                                 applicable provisions of the Internal Revenue
                                 Code.

SMMEA:                           The Offered Certificates will not be mortgage
                                 related securities within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended ("SMMEA").

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Transaction Highlights
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                                                          TRANSACTION HIGHLIGHTS

Settlement:                      Through the book-entry facilities of The
                                 Depository Trust Company ("DTC") in the case of
                                 all Offered Certificates.

Denominations:                                                  Minimum
                                           Class            Denomination(1)
                                 ------------------------   ---------------
                                 Classes A-1, A-2,
                                    A-3, A-AB, A-4, A-M,
                                    A-J, B, C, D, E and F       $ 10,000
                                 Class X-CP                     $250,000

Bloomberg:                       It is expected that cash flows will be modeled
                                 on Bloomberg.

Lehman Brothers CMBS Index:      It is expected that the Offered Certificates
                                 will be included in the Lehman Brothers CMBS
                                 Index.

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(1.) Increments of $1 thereafter.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

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                                                           STRUCTURAL HIGHLIGHTS

Structural Highlights
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                                                           STRUCTURAL HIGHLIGHTS

BOND STRUCTURE

             APPROX. INITIAL TOTAL                 APPROXIMATE      PASS-THROUGH
              PRINCIPAL BALANCE OR     RATINGS        CREDIT            RATE          WTD. AVG. LIFE
   CLASS      NOTIONAL AMOUNT ($)    (S&P/FITCH)    SUPPORT(3)       DESCRIPTION        (YEARS)(9)      PRINCIPAL WINDOW(9)
----------   ---------------------   -----------   -----------   ------------------   --------------   ---------------------

Offered Certificates
A-1            $   64,000,000          AAA/AAA      30.000%(4)     Fixed Rate             2.68         02/2006 - 09/2010
A-2            $  326,000,000          AAA/AAA      30.000%(4)     Fixed Rate             4.82         09/2010 - 01/2011
A-3            $   92,000,000          AAA/AAA      30.000%(4)     Fixed Rate             6.78         09/2012 - 12/2012
A-AB           $   94,000,000          AAA/AAA      30.000%(4)     Fixed Rate             6.90         01/2011 - 11/2014
A-4            $1,143,176,000          AAA/AAA      30.000%(4)     Fixed Rate(5)          9.68         11/2014 - 01/2016
A-M            $  245,597,000          AAA/AAA      20.000%        Fixed Rate(5)          9.96         01/2016 - 01/2016
A-J            $  221,037,000          AAA/AAA      11.000%        Fixed Rate(5)          9.96         01/2016 - 01/2016
 B             $   15,350,000          AA+/AA+      10.375%        TBD(6)                 9.96         01/2016 - 01/2016
 C             $   27,630,000           AA/AA        9.250%        TBD(6)                 9.96         01/2016 - 01/2016
 D             $   24,559,000          AA-/AA-       8.250%        TBD(6)                 9.96         01/2016 - 01/2016
 E             $   18,420,000           A+/A+        7.500%        TBD(6)                 9.96         01/2016 - 01/2016
 F             $   21,490,000            A/A         6.625%        TBD(6)                 9.96         01/2016 - 01/2016
X-CP           $2,250,748,000(2)       AAA/AAA         N/A         Variable IO(7)         5.66(10)     01/2007 - 01/2013(11)
Non-Offered Certificates(1)
X-CL           $2,455,967,106(2)       AAA/AAA         N/A         Variable IO(7)         8.81(10)     02/2006 - 01/2021(11)
 G             $   21,489,000           A-/A-        5.750%        TBD(6)                 9.96         01/2016 - 01/2016
 H             $   24,560,000         BBB+/BBB+      4.750%        Pool WAC(8)            9.96         01/2016 - 01/2016
 J             $   18,420,000          BBB/BBB       4.000%        Pool WAC(8)           10.18         01/2016 - 10/2017
 K             $   24,560,000         BBB-/BBB-      3.000%        Pool WAC(8)           11.71         10/2017 - 10/2017
 L             $   12,279,000          BB+/BB+       2.500%        Fixed Rate(5)         11.71         10/2017 - 10/2017
 M             $    9,210,000           BB/BB        2.125%        Fixed Rate(5)         11.71         10/2017 - 10/2017
 N             $    9,210,000          BB-/BB-       1.750%        Fixed Rate(5)         11.71         10/2017 - 10/2017
 P             $    6,140,000           B+/NR        1.500%        Fixed Rate(5)         11.71         10/2017 - 10/2017
 Q             $    6,140,000           B/NR         1.250%        Fixed Rate(5)         11.71         10/2017 - 10/2017
 S             $    6,140,000           B-/NR        1.000%        Fixed Rate(5)         11.71         10/2017 - 10/2017
 T             $   24,560,106           NR/NR          N/A         Fixed Rate(5)         13.91         10/2017 - 01/2021

----------
See footnotes on next page

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

Structural Highlights
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                                                           STRUCTURAL HIGHLIGHTS

BOND STRUCTURE (CONT.)

             APPROX. INITIAL TOTAL                 APPROXIMATE      PASS-THROUGH
              PRINCIPAL BALANCE OR     RATINGS        CREDIT            RATE          WTD. AVG. LIFE
   CLASS      NOTIONAL AMOUNT ($)    (S&P/FITCH)    SUPPORT(3)       DESCRIPTION        (YEARS)(9)      PRINCIPAL WINDOW(9)
----------   ---------------------   -----------   -----------   ------------------   --------------   ---------------------

Non-Offered Certificates (cont.)(1)
IUU-1(12)      $    7,200,282          NR/BBB+         N/A       Non-Pooled WAC(13)       4.72         02/2006 - 01/2011
IUU-2(12)      $    2,578,126          NR/BBB          N/A       Non-Pooled WAC(13)       4.96         01/2011 - 01/2011
IUU-3(12)      $    3,551,311          NR/BBB-         N/A       Non-Pooled WAC(13)       4.96         01/2011 - 01/2011
IUU-4(12)      $    1,866,194          NR/BB+          N/A       Non-Pooled WAC(13)       4.96         01/2011 - 01/2011
IUU-5(12)      $    1,276,095           NR/BB          N/A       Non-Pooled WAC(13)       4.96         01/2011 - 01/2011
IUU-6(12)      $      908,999          NR/BB-          N/A       Non-Pooled WAC(13)       4.96         01/2011 - 01/2011
IUU-7(12)      $      960,210           NR/B+          N/A       Non-Pooled WAC(13)       4.96         01/2011 - 01/2011
IUU-8(12)      $    1,015,875           NR/B           N/A       Non-Pooled WAC(13)       4.96         01/2011 - 01/2011
IUU-9(12)      $    1,076,524           NR/B-          N/A       Non-Pooled WAC(13)       4.96         01/2011 - 01/2011
IUU-10(12)     $    6,859,925           NR/NR          N/A       Non-Pooled WAC(13)       9.17         01/2011 - 10/2015

(1.) The Non-Offered Certificates are not offered by the Offering Prospectus or the Base Prospectus. The Non-Offered Certificates also include the Class
     R-I, R-II and R-III Certificates, which are residual interest certificates, are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates.

(2.) Represents total notional amount. See "Description of the Offered
     Certificates - Payments - General" in the Offering Prospectus.

(3.) Represents the total principal balance of all more subordinate Classes of
     Pool-Based Certificates shown in the table on the previous page, expressed as a percentage of the Initial Mortgage Pool Balance.

(4.) Presented on an aggregate basis for the Class A-1, A-2, A-3, A-AB and A-4
     Certificates.

(5.) For any Distribution Date, if the weighted average of certain net interest rates on the Mortgage Loans (other than the Split Mortgage Loans) and the
     Pooled Portions of the Split Mortgage Loans (or applicable portions thereof) comprising the Mortgage Pool ("Pool WAC") is less than a specified fixed rate for the subject Class, then the applicable pass-through rate in effect for that Class will equal Pool WAC. See "Description of the Offered
     Certificates--Payments--Calculation of Pass-Through Rates" in the Offering
     Prospectus.

(6.) To be determined. The applicable pass-through rate could be any of the following: (a) a specified fixed rate; (b) the Pool WAC; (c) the Pool WAC minus a specified percentage; and (d) the lesser of (i) the Pool WAC and
     (ii) a specified fixed rate. See "Description of the Offered
     Certificates--Payments--Calculation of Pass-Through Rates" in the Offering
     Prospectus.

(7.) The Class X-CL and X-CP Certificates accrue interest on their respective notional amounts at the weighted average of certain strip rates. See
     "Description of the Offered Certificates--Payments--Calculation of
     Pass-Through Rates" in the Offering Prospectus.

(8.) The pass-through rates will equal Pool WAC.

(9.) Calculated, assuming among other things, 0% CPR and no defaults or losses.
     Also based on Modeling Assumptions set forth in glossary to the Offering
     Prospectus. Any deviation from these assumptions can result in a different
     (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.

(10.) Represents the weighted average life of each dollar reduction in notional amount.

(11.) Represents period over which the notional amount will be reduced to zero.

(12.) Represents beneficial ownership of the respective Non-Pooled Portions of the Split Mortgage Loans.

(13.) The applicable pass-through rate will equal the weighted average of certain net interest rates on the Non-Pooled Portions of the Split Mortgage
     Loans.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

Structural Highlights
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                                                           STRUCTURAL HIGHLIGHTS

General Distribution Matters:    The Class A-1, A-2, A-3, A-AB, A-4, A-M, A-J,
                                 B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and
                                 T Certificates (collectively, the "Pool-Based
                                 Principal Balance Certificates") are the only
                                 Classes of Pooled-Based Certificates with
                                 principal balances and, accordingly, the only
                                 Classes of Pool-Based Certificates that entitle
                                 holders to payments of principal. The Class
                                 X-CP and X-CL Certificates (collectively, the
                                 "Pool-Based Interest Only Certificates") do not
                                 have principal balances but do have notional
                                 amounts for purposes of the accrual of
                                 interest. The Pool-Based Principal Balance
                                 Certificates and the Pool-Based Interest Only
                                 Certificates (collectively, the "Pool-Based
                                 Regular Certificates") have pass-through rates
                                 and accrue interest. The Class R-I, R-II and
                                 R-III Certificates, which are residual interest
                                 certificates, do not have principal balances,
                                 notional amounts or pass-through rates and are
                                 not expected to receive any material
                                 distributions.

Senior/Subordinate Structure:    The respective Classes of the Pool-Based
                                 Regular Certificates will entitle holders to
                                 varying degrees of seniority for purposes of--

                                 o    receiving payments of interest and, if and
                                      when applicable, payments of principal,
                                      and

                                 o    bearing the effects of losses on the
                                      Mortgage Loans, as well as default-related
                                      and other unanticipated expenses of the
                                      Trust.

                                 In connection therewith: (a) the Class A-1,
                                 A-2, A-3, A-AB, A-4, X-CP and X-CL Certificates
                                 (collectively, the "Senior Pool-Based
                                 Certificates") will be the most senior Classes
                                 of the Pool-Based Certificates; (b) after the
                                 Senior Pool-Based Certificates, the Class A-M
                                 Certificates will be the next most senior Class
                                 of the Pool-Based Certificates; (c) after the
                                 Senior Pool-Based and Class A-M Certificates,
                                 the Class A-J Certificates will be the next
                                 most senior Class of the Pool-Based
                                 Certificates; and (d) thereafter, the Class B,
                                 C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T
                                 Certificates will, in the case of each of those
                                 Classes, be senior to each other such Class, if
                                 any, with a later alphabetic Class designation.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

Structural Highlights
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                                                           STRUCTURAL HIGHLIGHTS

Sequential Pay Structure:        Distributions of principal and/or interest with
                                 respect to the respective Classes of Pool-Based
                                 Regular Certificates will be made in a
                                 generally sequential order reflecting the
                                 relative seniority of those Classes. In
                                 connection therewith, collections and advances
                                 on the Mortgage Loans that are available to
                                 make those distributions on any given
                                 Distribution Date will be applied: (a) first,
                                 to make distributions of interest with respect
                                 to the A-1, A-2, A-3, A-AB, A-4, X-CP and X-CL
                                 Classes on a pro rata basis in accordance with
                                 the respective amounts of interest payable
                                 thereon; (b) second, to make distributions of
                                 principal with respect to the A-1, A-2, A-3,
                                 A-AB and/or A-4 Classes in a manner consistent
                                 with the discussion under "--Principal
                                 Distributions" below; and (c) thereafter, to
                                 make distributions of interest and, consistent
                                 with the discussion under "--Principal
                                 Distributions" below, provided that all more
                                 senior Classes of Pool-Based Principal Balance
                                 Certificates have been retired, distributions
                                 of principal sequentially with respect to the
                                 remaining Classes of Pool-Based Principal
                                 Balance Certificates from the most senior,
                                 starting with the A-M Class, to the most
                                 subordinate, ending with the T Class. See
                                 "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 in the Offering Prospectus.

Interest Distributions:          Each Class of Offered Certificates will be
                                 entitled on each Distribution Date, subject to
                                 available funds and the payment priorities
                                 described above, to interest accrued during the
                                 related Interest Accrual Period at the
                                 applicable pass-through rate on the total
                                 principal balance or total notional amount, as
                                 applicable, of that Class outstanding
                                 immediately prior to that Distribution Date,
                                 together with any unpaid interest with respect
                                 to that Class from any prior Distribution
                                 Dates. Interest on the Offered Certificates
                                 will be calculated on the basis of a 360-day
                                 year assumed to consist of twelve 30-day
                                 months. Distributions of interest with respect
                                 to the Offered Certificates may be reduced in
                                 connection with certain interest shortfalls
                                 arising out of prepayments on the Mortgage
                                 Loans. See "Description of the Offered
                                 Certificates--Payments--Payments of Interest"
                                 in the Offering Prospectus.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       10

Structural Highlights
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                                                           STRUCTURAL HIGHLIGHTS

Principal Distributions:         Subject to available funds and the payment
                                 priorities described above, the holders of each
                                 Class of Offered Certificates, other than the
                                 Class X-CP Certificates, will be entitled to
                                 receive a total amount of principal over time
                                 equal to the total principal balance of their
                                 particular Class.

                                 The Trustee is required to make distributions
                                 of principal to the holders of the various
                                 Classes of Pool-Based Principal Balance
                                 Certificates in a specified sequential order,
                                 such that:

                                 o    no payments of principal will be made to
                                      the holders of any of the Class G, H, J,
                                      K, L, M, N, P, Q, S and T Certificates
                                      until the total principal balance of the
                                      Offered Certificates (exclusive of the
                                      Class X-CP Certificates) is reduced to
                                      zero;

                                 o    no payments of principal will be made to
                                      the holders of the Class A-M, A-J, B, C,
                                      D, E or F Certificates until, in the case
                                      of each Class of those Offered
                                      Certificates, the total principal balance
                                      of all more senior Classes of Offered
                                      Certificates (exclusive of the Class X-CP
                                      Certificates) is reduced to zero;

                                 o    on any given Distribution Date, except as
                                      described in the paragraph following these
                                      bullets, the total principal balance of
                                      the Class A-AB Certificates must be paid
                                      down to the applicable scheduled principal
                                      balance for that Class set forth on Annex
                                      F to the Offering Prospectus before any
                                      payments of principal are made with
                                      respect to the Class A-1, A-2, A-3 and/or
                                      A-4 Certificates; and

                                 o    except as described in the paragraph
                                      below, no payments of principal will be
                                      made to the holders of the Class A-4
                                      Certificates until the total principal
                                      balance of the Class A-1, A-2, A-3 and
                                      A-AB Certificates is reduced to zero, no
                                      payments of principal will be made to the
                                      holders of the Class A-AB Certificates
                                      (other than as described in the
                                      immediately preceding bullet) until the
                                      total principal balance of the Class A-1,
                                      A-2 and A-3 Certificates is reduced to
                                      zero, no payments of principal will be
                                      made to the holders of the Class A-3
                                      Certificates until the total principal
                                      balance of the Class A-1 and A-2
                                      Certificates is reduced to zero, and no
                                      payments of principal will be made to the
                                      holders of the Class A-2 Certificates
                                      until the total principal balance of the
                                      Class A-1 Certificates is reduced to zero.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       11

Structural Highlights
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                                                           STRUCTURAL HIGHLIGHTS

Principal Distributions          Because of losses on the Mortgage Loans and/or
   (cont.):                      default-related or other unanticipated expenses
                                 of the trust, the total principal balance of
                                 the Class A-M, A-J, B, C, D, E, F, G, H, J, K,
                                 L, M, N, P, Q, S and T Certificates could be
                                 reduced to zero at a time when the Class A-1,
                                 A-2, A-3, A-AB and A-4 Certificates, or any two
                                 or more Classes of those Senior Pool-Based
                                 Certificates, remain outstanding. Under those
                                 circumstances, and notwithstanding the
                                 discussion above, any payments of principal on
                                 the outstanding Class A-1, A-2, A-3, A-AB and
                                 A-4 Certificates will be made among those
                                 Classes of Senior Pool-Based Certificates on a
                                 pro rata basis in accordance with their
                                 respective total principal balances.

                                 In general, the maximum amount of principal to
                                 be distributed on any given Distribution Date
                                 with respect to the Pool-Based Principal
                                 Balance Certificates, subject to available
                                 funds, will equal the Total Principal Payment
                                 Amount described in the glossary to the
                                 Offering Prospectus (exclusive of any portion
                                 thereof allocable to the Non-Pooled Portions of
                                 the Split Mortgage Loans). However, on the
                                 final Distribution Date, subject to available
                                 funds and the payment priorities described
                                 above, the holders of each Class of Pool-Based
                                 Principal Balance Certificates will be entitled
                                 to receive principal up to the remaining unpaid
                                 principal balance of those Certificates.

Losses:                          Losses realized on the Mortgage Loans (or, in
                                 the case of the Split Mortgage Loans, on the
                                 respective Pooled Portions thereof) and certain
                                 default-related and other unanticipated
                                 expenses, if any, will be allocated to the T,
                                 S, Q, P, N, M, L, K, J, H, G, F, E, D, C, B,
                                 A-J and A-M Classes, in that order, in each
                                 case until the total principal balance of the
                                 subject Class is reduced to zero, and then to
                                 the A-1, A-2, A-3, A-AB and A-4 Classes, on a
                                 pro rata basis in accordance with the
                                 respective total principal balances of those
                                 Classes.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       12

Structural Highlights
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

CALL PROTECTION(1)(2)

                                                                                STATISTICAL DATA(3)
                                                                                -------------------

Mortgage Loans with Initial Lock-Out & Defeasance Period Thereafter                   82.9%(4)
Mortgage Loans with Initial Lock-Out & Yield Maintenance Period Thereafter            9.9%(4)
Mortgage Loans with Initial Lock-Out Period Followed by a Defeasance or Yield
   Maintenance Period                                                                 2.9%(4)
Mortgage Loans with Yield Maintenance                                                 4.2%(4)
Weighted Average Remaining Lock-Out or Lockout/Defeasance Period(5)                 96.6 months
Weighted Average Prepayment Open Period                                            3.3 months(6)

OPEN PREPAYMENT PERIOD                                 PERCENT OF INITIAL
AT END OF MORTGAGE LOAN   NUMBER OF MORTGAGE LOANS   MORTGAGE POOL BALANCE
-----------------------   ------------------------   ---------------------
None                                  40                      10.0%
1 Month                               16                       5.8%
2 Months                              16                      14.9%
3 Months                              59                      34.8%
4 Months                               3                       9.2%
6 Months                               8                      24.5%
12 Months                              3                       0.8%
                                     ---                     -----
TOTAL:                               145                     100.0%
                                     ===                     =====

----------
(1.) See "Description of the Mortgage Pool - Terms and Conditions of the
     Underlying Mortgage Loans - Prepayment Provisions" in the Offering
     Prospectus.

(2.) Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.

(3.) As of the Cut-Off Date.

(4.) Percent of Initial Mortgage Pool Balance.

(5.) Excludes any period when borrower has the option to defease or prepay with yield maintenance.

(6.) Prior to maturity.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       13

Structural Highlights
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                                                           STRUCTURAL HIGHLIGHTS

PREPAYMENT PROVISIONS(1)

PREPAYMENT PROVISIONS   1/2006   1/2007   1/2008   1/2009   1/2010   1/2011   1/2012   1/2013   1/2014   1/2015   1/2016
---------------------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------

LOCK-OUT/DEF.            95.8%    92.3%    90.7%    87.2%    86.8%    84.3%    84.2%    87.2%    87.2%    80.6%      --
YIELD MAINT.              4.2%     7.7%     9.3%    12.8%    13.2%    15.7%    15.8%    12.8%    12.8%    13.6%   100.0%
                        -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
SUB-TOTAL               100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%    94.2%   100.0%
                        =====    =====    =====    =====    =====    =====    =====    =====    =====    =====    =====

>=5.0%                     --       --       --       --       --       --       --       --       --       --       --
4.0%                       --       --       --       --       --       --       --       --       --       --       --
3.0%                       --       --       --       --       --       --       --       --       --       --       --
2.0%                       --       --       --       --       --       --       --       --       --       --       --
1.0%                       --       --       --       --       --       --       --       --       --       --       --
OPEN                       --       --       --       --       --       --       --       --       --      5.8%      --
                        -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
TOTAL                   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
                        =====    =====    =====    =====    =====    =====    =====    =====    =====    =====    =====

----------
(1.) Represents percentage of then outstanding principal balance of Mortgage
     Pool (exclusive of the respective Non-Pooled Portions of the Split
     Mortgages Loans) as of the date shown assuming, among other things, no prepayments, defaults or losses. The table was generated based on the
     Modeling Assumptions specified in the glossary to the Offering Prospectus.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       14

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                                                      COLLATERAL POOL HIGHLIGHTS

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

POOL COMPOSITION

o    The Mortgage Pool includes seven Mortgage Loans (representing 33.5% of the
     Initial Mortgage Pool Balance) that S&P and Fitch have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such seven Mortgage
     Loans, the "Investment Grade Loans").

o    As described under "Description of the Mortgage Pool--Loan Combinations" in
     the Offering Prospectus, six Mortgage Loans, representing 16.0% of the
     Initial Mortgage Pool Balance, are each part of a Loan Combination. A "Loan
     Combination" consists of two or more mortgage loans, only one of which will be included in the Trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties.
     Whenever there is a reference to a "Non-Trust Loan" in these materials, it is a reference to a mortgage loan that is part of a Loan Combination, but is not included in the Trust. A Non-Trust Loan may be senior, pari passu or subordinate in right of payment relative to the Mortgage Loan (or particular components of the Mortgage Loan) included in the same Loan
     Combination. Two of the Investment Grade Loans (the "Triangle Town Center
     Mortgage Loan" and the "One Financial Center Mortgage Loan", each as defined in the glossary to the Offering Prospectus) will each be part of a
     Loan Combination. The structures of these two Loan Combinations are outlined on the following pages.

o    Summary of the pool composition is as follows:

                                                                   PERCENT OF
                                           TOTAL CUT-OFF DATE   INITIAL MORTGAGE
                         NUMBER OF LOANS         BALANCE          POOL BALANCE
                         ---------------   ------------------   ----------------
Investment Grade Loans           7           $  822,266,919           33.5%
Conduit Loans                  138           $1,633,700,187           66.5%
                               ---           --------------          -----
TOTAL:                         145           $2,455,967,106          100.0%
                               ===           ==============          =====

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       15

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                                                      COLLATERAL POOL HIGHLIGHTS

TRIANGLE TOWN CENTER LOAN COMBINATION

o    The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as Triangle Town Center (that property, the "Triangle Town Center Mortgaged Property" and that Loan
     Combination, the "Triangle Town Center Loan Combination") consists of (a)
     the Triangle Town Center Mortgage Loan, which will be included in the Trust
     Fund, and (b) a Non-Trust Loan (the "Triangle Town Center Non-Trust Loan"),
     which is evidenced by a B-note and, under certain material default scenarios, is generally subordinate in right of payment to the Triangle
     Town Center Mortgage Loan.

                            --------------------------            --------------
----------------               TRIANGLE TOWN CENTER               LB-UBS 2006-C1
                   ----->    MORTGAGE LOAN (A NOTE)(1)   ----->        TRUST
                                     ($127.0m)                    --------------
  TRIANGLE TOWN             --------------------------
     CENTER
LOAN COMBINATION
    ($200.0m)               --------------------------
                               TRIANGLE TOWN CENTER
                   ----->   NON-TRUST LOAN (B NOTE)(2)
----------------                     ($73.0m)
                            --------------------------

o    The holder of the Triangle Town Center Mortgage Loan receives monthly payments of scheduled interest (at the related mortgage interest rate) and scheduled principal prior to the holder of the Triangle Town Center
     Non-Trust Loan.(3)

o    In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holder of the Triangle Town Center Non-Trust Loan receives no principal or interest payments until the principal amount of the Triangle Town Center
     Mortgage Loan has been paid in full.(3)

o    Prior to certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holder of the Triangle Town Center Mortgage Loan and the holder of the
     Triangle Town Center Non-Trust Loan receive principal payments on a pro rata basis, first to the holder of the Triangle Town Center Mortgage Loan and then to the holder of the Triangle Town Center Non-Trust Loan.(3)

o    The Triangle Town Center Non-Trust Loan will not be included in the Trust
     Fund.

o    Subject to the discussion under "Description of the Mortgage Pool--Loan
     Combinations" and "The Series 2006-C1 Pooling and Servicing Agreement--The
     Series 2006-C1 Controlling Class Representative, the Class IUU
     Representative and the Non-Trust Loan Noteholders" in the Offering
     Prospectus, the holder of the Triangle Town Center Non-Trust Loan will have the rights to (i) direct various servicing actions and/or replace the special servicer with respect to the Triangle Town Center Loan Combination;
     and (ii) cure defaults under and/or purchase in a default scenario the
     Triangle Town Center Mortgage Loan.

----------
(1.) "A Note" evidences Triangle Town Center Mortgage Loan. $127,034,076 is the
     cut-off date balance of the A Note.

(2.) "B Note" evidences Triangle Town Center Non-Trust Loan. $72,965,924 is the
     cut-off date balance of the B Note.

(3.) Subject to the terms of the Co-Lender Agreement.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       16

Collateral Pool Highlights
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                                                      COLLATERAL POOL HIGHLIGHTS

THE ONE FINANCIAL CENTER LOAN COMBINATION

o    The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as One Financial Center (that property, the "One Financial Center Mortgaged Property" and that Loan
     Combination, the "One Financial Center Loan Combination") consists of (a)
     the One Financial Center Mortgage Loan, which will be included in the Trust
     Fund, and (b) a Non-Trust Loan (the "One Financial Center Non-Trust Loan"),
     which is evidenced by a B-note and, under certain material default scenarios, is generally subordinate in right of payment to the One
     Financial Center Mortgage Loan. A Co-Lender Agreement executed between the holder of the One Financial Center Mortgage Loan and the One Financial
     Center Non-Trust Loan governs the rights and obligations of those holders
     (the "One Financial Center Co-Lender Agreement").

                            --------------------------            --------------
----------------               ONE FINANCIAL CENTER      ----->   LB-UBS 2006-C1
                   ----->    MORTGAGE LOAN (A NOTE)(1)                 TRUST
                                     ($99.9m)                     --------------
       ONE                  -------------------------
FINANCIAL CENTER
LOAN COMBINATION
    ($227.2m)               --------------------------
                               ONE FINANCIAL CENTER
                   ----->   NON-TRUST LOAN (B NOTE)(2)
----------------                     ($127.3m)
                            --------------------------

o    The holder of the One Financial Center Mortgage Loan receive scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the One Financial Center Non-Trust Loan.(3)

o    Prior to certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holder of the One Financial Center Mortgage Loan and the holder of the One
     Financial Center Non-Trust Loan receive principal payments on a pro rata basis, including in conjunction with the partial release of a property.(3)

o    In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holder of the One Financial Center Non-Trust Loan receives no principal or interest payments until the principal amount of the One Financial Center
     Mortgage Loan has been paid in full.(3)

o    The One Financial Center Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust. That
     One Financial Center Non-Trust Loan Noteholder is also a 50% owner of the
     One Financial Center Borrower (with the ability to, jointly with the other owner, approve and disapprove major decisions) and the originator of the
     One Financial Center Loan Combination. The One Financial Center Non-Trust
     Loan Noteholder will also act as sub-servicer with respect to the entire
     One Financial Center Loan Combination.

----------
(1.) "A Note" evidences One Financial Center Mortgage Loan. $99,903,730 is the
     cut-off date balance of the A Note.

(2.) "B Note" evidences One Financial Center Non-Trust Loan. $127,345,497 is the
     cut-off date balance of the B Note.

(3.) Subject to the terms of the One Financial Center Co-Lender Agreement.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       17

Collateral Pool Highlights
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                                                      COLLATERAL POOL HIGHLIGHTS

THE ONE FINANCIAL CENTER LOAN COMBINATION (CONTINUED)

o    Subject to the discussion under "Description of the Mortgage Pool--Loan
     Combinations" and "The Series 2006-C1 Pooling and Servicing Agreement--The
     Series 2006-C1 Controlling Class Representative, the Class IUU
     Representative and the Non-Trust Loan Noteholders" in the Offering
     Prospectus, the holder of the One Financial Center Non-Trust Loan will have the rights to (i) direct various servicing actions and/or replace the special servicer with respect to the One Financial Center Loan Combination;
     and (ii) cure defaults under and/or purchase in a default scenario the One
     Financial Center Mortgage Loan.(1)

----------
(1.) Subject to the terms of the One Financial Center Co-Lender Agreement.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       18

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                                                      COLLATERAL POOL HIGHLIGHTS

o    The following table shows the U/W DSCR, Cut-off Date LTV and Shadow
     Rating(1) with respect to each indicated Mortgage Loan:

                      TRIANGLE TOWN CENTER   ONE FINANCIAL CENTER
                      --------------------   --------------------
UW DSCR(2)                    1.65x                 3.78x
UW Net Cash Flow           $15,100,523            $25,177,949
Cut-off Date LTV(2)           44.6%                 21.2%
Appraised Value           $285,000,000           $471,000,000
Shadow Rating(1)             BBB-/A                AAA/AAA

o    The following table shows the U/W DSCR and Cut-off Date LTV with respect to each indicated Loan Combination:

                      TRIANGLE TOWN CENTER   ONE FINANCIAL CENTER
                      --------------------   --------------------
UW DSCR(3)                    1.05x                 1.44x
UW Net Cash Flow           $15,100,523            $25,177,949
Cut-off Date LTV(3)           70.2%                 48.2%
Appraised Value           $285,000,000           $471,000,000

----------
(1.) S&P and Fitch have each confirmed to the Depositor that the respective ratings in this row reflect an assessment by such rating agency that, in the context of the subject Mortgage Loan's inclusion in the securitization trust, the credit characteristics of that Mortgage Loan are consistent with obligations that are so rated.

(2.) Based on: the $127,034,076 Triangle Town Center Mortgage Loan without regard to the Triangle Town Center Non-Trust Loan; the $99,903,070 One
     Financial Center Mortgage Loan, without regard to the One Financial Center
     Non-Trust Loan.

(3.) Based on the entire subject Loan Combination.

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       19

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

MORTGAGE LOAN SELLERS

o    Sponsors of properties securing the top 10 and investment grade loans in the LB-UBS 2006-C1 transaction include the following:

     o    EOP Operating Limited Partnership

     o    Vornado Realty LP and Vornado Realty Trust

     o    CBL & Associates Limited Partnership ("CBL") and Richard E. Jacobs

     o    General Growth Properties

     o    Marriott International, Inc.; and an affiliate of Sarofim Realty
          Advisors

     o    Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited
          Partnership

     o    Metropolitan Life Insurance Company and Rose Associates, Inc.

     o    Forest City Enterprises, Inc., Bruce Ratner and Hilton Hotels
          Corporation

     o    Capital Partners, Inc.

o    Conduit Origination Program:

     o    U/W Net Cash Flow on all loans is based on certain underwriting assumptions made by the applicable mortgage loan seller including those assumptions more specifically set forth in the Offering
          Prospectus and is either verified subject to a variance of 2.5% or, in limited other cases, re-underwritten (but not audited) by third party service providers (i.e., by a "Big Four" accounting firm).

     o    U/W NCF DSCR for all loans with partial interest only periods is calculated based on annual debt service payments during the amortization term or in some cases based on an average monthly debt service payment during the amortization term.

     o    Sponsor/principal due diligence performed for all loans using a combination of either Lexis/Nexis, bank references, Equifax, TRW reports, litigation searches or other types of credit history and background checks.

     o    Appraisals are prepared in accordance with USPAP standards by approved vendors and substantially all are prepared in accordance with FIRREA.

     o    Substantially all borrowers are single asset entities.

     o    Non-consolidation opinions have been obtained with respect to the related borrower for substantially all Mortgage Loans with principal balances greater than $20 million.

--------------------------------------------------------------------------------

LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       20

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

CASH MANAGEMENT SYSTEMS

      LOCKBOXES          PERCENT OF INITIAL MORTGAGE POOL BALANCE
----------------------   ----------------------------------------
Hard Lockbox                               54.7%
Hard/Hotel Lockbox                         15.0%
Springing Hard Lockbox                      5.7%
Soft Lockbox                                0.2%
Springing Soft Lockbox                     18.7%

o    HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

o    HARD/HOTEL LOCKBOX. With respect to hospitality properties only, cash or
     "over-the-counter" receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account controlled by the lender. Until the occurrence of a triggering event, funds deposited into the lockbox account may be disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights. In the case of the Mortgage Loan identified in the
     Offering Prospectus as the "Embassy Suites Battery Park City Mortgage
     Loan", the lender does not have the right to issue a cash sweep notice in connection with a trigger event if the current Embassy Suites management agreement has not been terminated, even while an event of default exists under the related Mortgage Loan.

o    SPRINGING HARD LOCKBOX. Either--

     o    income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender; and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a "Hard Lockbox" with lender cash management; or

     o    a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a "Hard Lockbox" with lender cash management.

o    SOFT LOCKBOX. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a "Hard Lockbox".

o    SPRINGING SOFT LOCKBOX. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a "Soft Lockbox"
     as described above.

--------------------------------------------------------------------------------

LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       21

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                     COLLATERAL POOL HIGHLIGHTS

INFORMATION REGARDING ESCROWS AND RELATED PAYMENT OBLIGATIONS

TYPE OF ESCROW OR RELATED   PERCENT OF INITIAL TOTAL
  PAYMENT OBLIGATION(1)      CONDUIT LOAN BALANCE(2)
------------------------    ------------------------
Real Estate Taxes(3)                  86.5%
Insurance Premiums(4)                 72.3%
Capital Replacements                  89.7%
TI/LC (Industrial)                    16.3%
TI/LC (Office)                       100.0%
TI/LC (Retail)                        65.6%

---------
(1.) Escrows and related payment obligations are generally in the form of either up-front reserves, periodic cash deposits, letters of credit or guarantees from sponsor. No representation is made as to the investment grade nature of any sponsor.

(2.) As of the Cut-Off Date, excludes the Investment Grade Loans.

(3.) In some instances where there are no actual tax escrows, certain investment grade tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.

(4.) In some instances where there are no actual insurance escrows, certain investment grade tenants are obligated/permitted to maintain insurance or self-insure and are deemed to have escrows in the table above.

--------------------------------------------------------------------------------

LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       22

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

                    GENERAL POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
-------------------------------------------------------------------------------------------

Initial Mortgage Pool Balance                                                $2,455,967,106
Contributors of Collateral                                                 Lehman: 55.9%(1)
                                                                              UBS: 44.1%(1)
Number of Mortgage Loans                                                                145
Number of Mortgaged Real Properties                                                     273
Single Tenant Properties(2)                                                            7.8%
Percent Investment Grade Loans                                                        33.5%
Gross Weighted Average Coupon                                                        5.585%
Weighted Average Original Term to Maturity                                       111 Months
Weighted Average Remaining Term to Maturity                                      110 Months
Average Mortgage Loan Cut-off Date Balance                                      $16,937,704
Average Mortgage Property Cut-off Date Balance                                   $8,996,217
Average Conduit Loan Cut-off Date Balance
   (excluding the Investment Grade Loans)                                       $11,838,407
Average Conduit Property Cut-off Date Balance
   (excluding the Investment Grade Loans)                                        $8,553,404
Largest Mortgage Loan                                                          $420,783,734
Wtd. Avg. U/W DSCR                               Aggregate Pool: 1.61x; Conduit Only: 1.32x
Wtd. Avg. Cut-Off Date LTV                       Aggregate Pool: 61.8%; Conduit Only: 72.8%
Wtd. Avg. Maturity Date LTV                      Aggregate Pool: 56.9%; Conduit Only: 67.0%
Geographic Diversity                                   33 States & the District of Columbia

----------
(1.) Expressed as a percentage of the Initial Mortgage Pool Balance. The 1301
     Avenue of the Americas Loan was originated on a 50/50 basis by UBS and
     Lehman Brothers and each such party was allocated 50% of the initial principal balance thereof.

(2.) Including properties leased to one tenant that occupies 90% or more of the particular property.

--------------------------------------------------------------------------------

LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       23

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

                               [GRAPHIC OMITTED]

NEW YORK
26 properties
$883,701,993
36.0% of total

PENNSYLVANIA
10 properties
$77,006,818
3.1% of total

MASSACHUSETTS
4 properties
$150,904,054
6.1% of total

TEXAS
41 properties
$163,169,447
6.6% of total

KANSAS
3 properties
$10,666,200
0.4% of total

COLORADO
5 properties
$134,365,280
5.5% of total

ARIZONA
3 properties
$8,362,000
0.3% of total

FLORIDA
46 properties
$155,561,648
6.3% of total

ILLINOIS
9 properties
$26,622,916
1.1% of total

MICHIGAN
7 properties
$22,997,599
0.9% of total

INDIANA
18 properties
$85,401,299
3.5% of total

OHIO
7 properties
$68,325,358
2.8% of total

MISSOURI
3 properties
$7,370,000
0.3% of total

MINNESOTA
8 properties
$16,835,487
0.7% of total

NEBRASKA
4 properties
$27,929,736
1.1% of total

WASHINGTON
1 property
$2,916,000
0.1% of total

OREGON
3 properties
$10,520,463
0.4% of total

ALABAMA
3 properties
$7,852,000
0.3% of total

KENTUCKY
3 properties
$19,469,000
0.8% of total

LOUISIANA
2 properties
$5,475,000
0.2% of total

TENNESSEE
2 properties
$3,892,000
0.2% of total

OKLAHOMA
2 properties
$5,161,881
0.2% of total

ARKANSAS
2 properties
$4,116,702
0.2% of total

MISSISSIPPI
1 property
$1,324,753
0.1% of total

VIRGINIA
3 properties
$29,950,000
1.2% of total

DISTRICT OF COLUMBIA
1 property
$30,000,000
1.2% of total

SOUTH CAROLINA
2 properties
$10,521,109
0.4% of total

GEORGIA
12 properties
$90,960,212
3.7% of total

NORTH CAROLINA
7 properties
$160,334,328
6.5% of total

MARYLAND
5 properties
$23,934,616
1.0% of total

NEW JERSEY
9 properties
$87,720,851
3.6% of total

CONNECTICUT
2 properties
$4,012,775
0.2% of total

NEVADA
4 properties
$45,403,939
1.8% of total

CALIFORNIA
15 properties
$73,181,642
3.0% of total

DISTRIBUTION OF PROPERTY TYPES (1)

Hotel(3) 21.4%
Multifamily(2) 7.4%
Self Storage 2.8%
Industrial / Warehouse 2.7%
Mixed Use 0.2%
Office 38.6%
Retail 26.9%

>10.0%
of Initial Mortgage
Pool Balance

>5.0 - 10.0%
of Initial Mortgage
Pool Balance

>1.0 - 5.0%
of Initial Mortgage
Pool Balance

<=1.0%
of Initial Mortgage
Pool Balance

(1)  Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)  Multifamily Component includes Mobile Home Park properties representing
     0.6% of the Initial Mortgage Pool Balance.

(3)  Includes one property, securing 4.9% of the Initial Mortgage Pool Balance, that actually constitutes groundleased land and the improvements thereon, which are not part of the collateral, consist of hotel properties.

--------------------------------------------------------------------------------

LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       24

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                                                                 % OF INITIAL
                                                  CUT-OFF DATE     MORTGAGE
                                  NO. OF LOANS    BALANCE ($)      POOL BAL
                                  ------------   -------------   ------------
0.01 - 6,000,000.00                     87         280,894,012        11.4
6,000,000.01 - 14,000,000.00            31         287,355,661        11.7
14,000,000.01 - 40,000,000.00           12         243,682,087         9.9
40,000,000.01 - 60,000,000.00            5         241,850,000         9.8
60,000,000.01 - 100,000,000.00           3         255,403,070        10.4
100,000,000.01 - 150,000,000.00          6         725,998,543        29.6
150,000,000.01 >=                        1         420,783,734        17.1
                                       ---       -------------       -----
TOTAL:                                 145       2,455,967,106       100.0
                                       ===       =============       =====

Min: 1,057,003
Max: 420,783,734
Average: 16,937,704

STATE(1)

                                                              % OF INITIAL
                                   NO. OF      CUT-OFF DATE     MORTGAGE
                                 PROPERTIES    BALANCE ($)      POOL BAL
                                 ----------   -------------   ------------
NY                                    26        883,701,993        36.0
TX                                    41        163,169,447         6.6
NC                                     7        160,334,328         6.5
FL                                    46        155,561,648         6.3
MA                                     4        150,904,054         6.1
CO                                     5        134,365,280         5.5
GA                                    12         90,960,212         3.7
NJ                                     9         87,720,851         3.6
IN                                    18         85,401,299         3.5
PA                                    10         77,006,818         3.1
Other(2)                              95        466,841,176        19.0
                                     ---      -------------       -----
TOTAL:                               273      2,455,967,106       100.0
                                     ===      =============       =====

PROPERTY TYPE(1)

                                                              % OF INITIAL
                                   NO. OF      CUT-OFF DATE     MORTGAGE
                                 PROPERTIES    BALANCE ($)      POOL BAL
                                 ----------   -------------   ------------
Office                                33        948,133,996        38.6
Retail                                66        661,504,059        26.9
   Regional Mall                       3        298,629,543        12.2
   Anchored Retail                    35        231,541,545         9.4
   Unanchored Retail                  28        131,332,972         5.3
Hotel(3)                              74        524,920,190        21.4
Multifamily(4)                        47        180,940,043         7.4
Self Storage                          47         69,574,581         2.8
Industrial/Warehouse                   5         66,694,238         2.7
Mixed Use                              1          4,200,000         0.2
                                     ---      -------------       -----
TOTAL:                               273      2,455,967,106       100.0
                                     ===      =============       =====

MORTGAGE RATE (%)

                                                                % OF INITIAL
                                                 CUT-OFF DATE     MORTGAGE
                                 NO. OF LOANS    BALANCE ($)      POOL BAL
                                 ------------   -------------   ------------
5.001 - 5.250                           3         148,635,467         6.1
5.251 - 5.500                          37         783,147,184        31.9
5.501 - 5.750                          53       1,133,005,624        46.1
5.751 - 6.000                          39         260,573,013        10.6
6.001 - 6.250                          10         115,424,437         4.7
6.251 - 6.500                           2          12,784,091         0.5
6.501 - 6.750                           1           2,397,290         0.1
                                      ---       -------------       -----
TOTAL:                                145       2,455,967,106       100.0
                                      ===       =============       =====

Min: 5.035
Max: 6.610
Weighted Average: 5.585

ORIGINAL TERM TO STATED MATURITY (MONTHS)

                                                                % OF INITIAL
                                                 CUT-OFF DATE     MORTGAGE
                                 NO. OF LOANS    BALANCE ($)      POOL BAL
                                 ------------   -------------   ------------
 49 - 60                                6         331,095,489        13.5
 61 - 72                                1           4,391,813         0.2
 73 - 84                                4          89,679,175         3.7
 97 - 108                               1         110,899,000         4.5
109 - 120                             129       1,799,206,060        73.3
133 - 144                               1          99,903,070         4.1
169 - 180                               3          20,792,500         0.8
                                      ---       -------------       -----
TOTAL:                                145       2,455,967,106       100.0
                                      ===       =============       =====

Min: 60
Max: 180
Weighted Average: 111

REMAINING TERM TO STATED MATURITY (MONTHS)

                                                                % OF INITIAL
                                                 CUT-OFF DATE     MORTGAGE
                                 NO. OF LOANS    BALANCE ($)      POOL BAL
                                 ------------   -------------   ------------
 49 - 60                                6         331,095,489        13.5
 61 - 72                                1           4,391,813         0.2
 73 - 84                                4          89,679,175         3.7
 97 - 108                               2         115,538,618         4.7
109 - 120                             128       1,794,566,442        73.1
133 - 144                               1          99,903,070         4.1
169 - 180                               3          20,792,500         0.8
                                      ---       -------------       -----
TOTAL:                                145       2,455,967,106       100.0
                                      ===       =============       =====

Min: 56
Max: 180
Weighted Average: 110

AMORTIZATION TYPES

                                                                % OF INITIAL
                                                 CUT-OFF DATE     MORTGAGE
                                 NO. OF LOANS    BALANCE ($)      POOL BAL
                                 ------------   -------------   ------------
Amortizing Balloon(5)                 122       1,435,287,684        58.4
Interest Only                          23       1,020,679,422        41.6
                                      ---       -------------       -----
TOTAL:                                145       2,455,967,106       100.0
                                      ===       =============       =====

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                                % OF INITIAL
                                                 CUT-OFF DATE     MORTGAGE
                                 NO. OF LOANS    BALANCE ($)      POOL BAL
                                 ------------   -------------   ------------
<= 50.0                                 5         689,812,254        28.1
50.1 - 55.0                             4         135,372,544         5.5
55.1 - 60.0                             7         113,017,530         4.6
60.1 - 65.0                             8          75,546,996         3.1
65.1 - 70.0                            17         303,832,196        12.4
70.1 - 75.0                            31         444,971,513        18.1
75.1 - 80.0                            67         615,500,023        25.1
80.1 >=                                 6          77,914,050         3.2
                                      ---       -------------       -----
TOTAL:                                145       2,455,967,106       100.0
                                      ===       =============       =====

Min: 21.2
Max: 89.5
Weighted Average: 61.8

MATURITY DATE LOAN-TO-VALUE RATIO (%)

                                                                % OF INITIAL
                                                 CUT-OFF DATE     MORTGAGE
                                 NO. OF LOANS    BALANCE ($)      POOL BAL
                                 ------------   -------------   ------------
15.01 - 20.00                           1          99,903,070         4.1
35.01 - 40.00                           4         589,909,185        24.0
40.01 - 45.00                           5          23,104,133         0.9
45.01 - 50.00                           6         142,110,694         5.8
50.01 - 55.00                          11          40,451,106         1.6
55.01 - 60.00                          20         253,604,145        10.3
60.01 - 65.00                          25         159,442,192         6.5
65.01 - 70.00                          46         788,221,903        32.1
70.01 - 75.00                          16         133,269,013         5.4
75.01 - 80.00                           7         154,762,666         6.3
80.01 - 85.00                           1          55,850,000         2.3
85.01 >=                                3          15,339,000         0.6
                                      ---       -------------       -----
TOTAL:                                145       2,455,967,106       100.0
                                      ===       =============       =====

Min: 16.9
Max: 89.5
Weighted Average: 56.9

UNDERWRITTEN DEBT SERVICE COVERAGE RATIO (X)

                                                                % OF INITIAL
                                                 CUT-OFF DATE     MORTGAGE
                                 NO. OF LOANS    BALANCE ($)      POOL BAL
                                 ------------   -------------   ------------
0.00 - 1.19                             6          24,305,247         1.0
1.20 - 1.29                            85       1,070,746,886        43.6
1.30 - 1.39                            28         425,575,611        17.3
1.40 - 1.49                             9          39,205,224         1.6
1.50 - 1.59                             6          27,020,451         1.1
1.60 - 1.79                             6         293,880,843        12.0
1.90 >=                                 5         575,232,843        23.4
                                      ---       -------------       -----
TOTAL:                                145       2,455,967,106       100.0
                                      ===       =============       =====

Min: 1.04
Max: 3.78
Weighted Average: 1.61

----------
(1.) Percentages based on allocated loan amount per property.

(2.) No other state represents more than 3.0% of the Initial Mortgage Pool
     Balance.

(3.) Notwithstanding the foregoing, the mortgaged real properties identified on
     Annex A-1 to the Offering Prospectus as Courtyard by Marriott II Fee
     Portfolio, securing an underlying mortgage loan representing 4.9% of the initial mortgage pool balance, although categorized above and elsewhere in this free writing prospectus as a "hotel" property type, actually constitute groundleased land and the improvements thereon, which are not part of the collateral, consist of hotel properties.

(4.) Multifamily component includes mobile home park properties securing 0.6% of the Initial Mortgage Pool Balance.

(5.) Includes 30.1% of Mortgage Loans (by Cut-off Date Balance) that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date. Of these loans,
     50.2% (by Cut-off Date Balance) have three years or less of interest only payments.

--------------------------------------------------------------------------------

LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       25

--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

INVESTMENT GRADE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                         INVESTMENT GRADE LOAN CHARACTERISTICS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                PERCENT OF
                                                                                 INITIAL
                                                               CUT-OFF DATE   MORTGAGE POOL               CUT-OFF DATE
                         NAME               PROPERTY TYPE(1)      BALANCE        BALANCE     U/W DSCR(2)     LTV(3)     S&P/FITCH(4)
------------------------------------------------------------------------------------------------------------------------------------

1301 Avenue of the Americas                      Office         $420,783,734      17.1%        2.22x(5)      38.3%        AAA/AAA
------------------------------------------------------------------------------------------------------------------------------------
Triangle Town Center (A Note)                 Regional Mall      127,034,076       5.2         1.65(6)       44.6(6)      BBB-/A
------------------------------------------------------------------------------------------------------------------------------------
Courtyard by Marriott II Fee Portfolio            Hotel          120,000,000       4.9         1.28(7)       53.6         AA-/AA-
------------------------------------------------------------------------------------------------------------------------------------
One Financial Center (A Note)                    Office           99,903,070       4.1         3.78(8)       21.2(8)      AAA/AAA
------------------------------------------------------------------------------------------------------------------------------------
Intel Corporate Building (Pooled Portion)        Office           23,960,022       1.0         2.83(9)       38.6(9)      AA-/AAA
------------------------------------------------------------------------------------------------------------------------------------
U-Haul Portfolio - 26 Facilities Portfolio
  (Pooled Portion)                            Self-Storage        18,131,353       0.7         2.02(9)       48.2(9)      AA-/AAA
------------------------------------------------------------------------------------------------------------------------------------
U-Haul Portfolio - SAC Portfolio
  (Pooled Portion)                            Self-Storage        12,454,665       0.5         1.94(9)       54.8(9)      AA-/AAA
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            -            $822,266,919      33.5%        2.19X         39.9%           -
------------------------------------------------------------------------------------------------------------------------------------

-------------
(1.) Notwithstanding the foregoing, the mortgaged real properties identified on
     Annex A-1 to the Offering Prospectus as Courtyard by Marriott II Fee
     Portfolio, securing an underlying mortgage loan representing 4.9% of the
     Initial Mortgage Pool balance, although categorized above and elsewhere in this free writing prospectus as a "hotel" property type, actually constitute groundleased land and the improvements thereon, which are not part of the collateral, consist of hotel properties.

(2.) Calculated based on U/W NCF and debt service constant or interest rate, as applicable.

(3.) Calculated based on Cut-Off Date Balance and the related appraised value.

(4.) S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.

(5.) Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.366% calculated on Actual/360 day basis. The U/W DSCR based on the projected U/W NCF is 3.46x.

(6.) Based on the Triangle Town Center Mortgage Loan without regard to Triangle
     Town Center Non-Trust Loan. The U/W DSCR and Cut-Off Date LTV for the
     entire Triangle Town Center Loan Combination are 1.05x and 70.2%,
     respectively.

(7.) Calculated based on in-place U/W NCF and annual debt constant of 6.847% for the Courtyard by Marriott II Fee Portfolio Mortgage Loan. U/W DSCR based on projected U/W NCF for the Courtyard by Marriott II Fee Portfolio Mortgage
     Loan is 1.35x.

(8.) Based on the One Financial Center Mortgage Loan without regard to One
     Financial Center Non-Trust Loan. The U/W DSCR and Cut-off Date LTV for the
     entire One Financial Center Loan Combination are 1.44x and 48.2%,
     respectively.

(9.) Based on Pooled Portion of respective Split Mortgage Loan without regard to
     Non-Pooled Portion thereof. The U/W DSCR and Cut-Off Date LTV for the entire Intel Corporate Building Loan Combination are 1.61x and 71.0%,
     respectively. The U/W DSCR and Cut-Off Date LTV for the entire U-Haul
     Portfolio - 26 Facilities Portfolio Loan Combination are 1.55x and 62.7%,
     respectively. The U/W DSCR and Cut-Off Date LTV for the entire U-Haul
     Portfolio - SAC Portfolio Loan Combination are 1.67x and 62.7%,
     respectively.

--------------------------------------------------------------------------------

LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       26

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

1301 AVENUE OF THE AMERICAS

Shadow Rating:                   AAA/AAA(1)

Purpose:                         Refinance

Cut-Off Date Balance:            $420,783,734

Loan Per Square Foot:            $238

Interest Rate:                   5.366%

Maturity Date:                   1/11/2016

Term to Maturity:                10 years

Amortization:                    Interest Only

Sponsor:                         EOP Operating Limited Partnership

Property:                        45-story Class A office building with 1,765,694
                                 square feet of net rentable area

Property Manager:                Equity Office Properties Management Corp., an
                                 affiliate of the borrower

Location:                        New York, NY

Year Built:                      1963/1970; renovated 1990

Occupancy:                       99.3% (as of 12/8/2005)

----------
(1.) S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, in the context of the inclusion of the 1301 Avenue of the Americas Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

--------------------------------------------------------------------------------

LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

                                       27

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

1301 AVENUE OF THE AMERICAS (CONT.)

                                                                                   %       % of
                                                                                 Total    Total                 Lease
                                                          Principal    Approx   Square     Base     Rent     Expiration     Ratings
Major Tenants:                   Tenant(1)                Business  Square Feet  Feet  Revenues(2) PSF(3)       Date          (4)
                                 ---------               ---------- ----------- ------ ----------- ------    ----------     -------

                                 Dewey Ballantine, LLP    Law Firm  465,677(5)   26.4%    25.9%    $50.63(6)  9/30/2020(7)     NR

                                 Calyon(8)                Financial
                                                          Services  363,997(8)   20.6%    23.8%    $52.07(9)  2/28/2013(10)  AA-/AA

                                 Lehman Brothers         Investment
                                 Holdings Inc.             Banking  339,666      19.2%    13.6%    $31.92    12/31/2020(11)  A+/A+

                                 PricewaterhouseCoopers,
                                 LLP                     Accounting 217,352(12)  12.3%     9.9%    $36.19    12/31/2010        NR

                                 Dresdner Kleinwort      Investment
                                 Wasserstein               Banking  160,200(13)   9.1%    12.8%    $63.36     5/31/2016       A/A

----------
(1.) Ranked by approximate total square feet.

(2.) The approximate percentages of base rent are based on total in-place underwritten base rental revenues.

(3.) Reflects in-place base rent.

(4.) Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5.) Dewey Ballantine, LLP's space includes 58,900 square feet for which it pays no rent through the respective lease term.

(6.) Dewey Ballantine, LLP's lease provides for scheduled rent abatements through March 31, 2016 on 442,677 square feet of its space, including the
     58,900 square feet of free rent space. The rent per square foot above reflects overall rent per square foot for all space leased excluding any scheduled rent abatements and the 58,900 square feet of free rent space.

(7.) Dewey Ballantine, LLP's lease expiration includes 58,900 square feet expiring 8/31/2008, 404,777 square feet expiring 9/30/2020 and 2,000 square feet expiring 9/30/2010. The lease provides for two, ten-year renewal options followed by one, five-year renewal option on 58,900 square feet.
     Dewey Ballantine, LLP has a right to terminate its lease in whole or in part on September 30, 2015 with notice prior to September 30, 2013 and payment of a termination fee. Provided that Dewey Ballantine, LLP exercises its second renewal option, it has a second termination option to terminate all or part of its space on September 20, 2034 with notice prior to
     September 30, 2032 and payment of a termination fee. Dewey Ballantine, LLP subleases approximately 40,124 square feet of its space to two sub-tenants and remains fully responsible for all of its lease obligations related to that sublet space. Dewey Ballantine, LLP has assigned 29,200 square feet to two sub-tenants but remains fully responsible for all of its lease obligations related to that space.

(8.) Calyon (formerly known as Credit Lyonnais) subleases 29,500 square feet to one sub-tenant and remains fully responsible for its lease obligations related to that space. Calyon owns an 18.26% limited partnership interest in 1301 Avenue of the Americas Limited Partnership, which is the 99% member of the sole member of the borrower.

(9.) Calyon does not pay rent on 500 square feet of space. This square footage is not included in the rent per square foot calculation.

(10.) The Calyon lease provides for four, five-year renewal options.

(11.) Lehman Brothers Holdings Inc. has three, four-year renewal options. It has committed to lease an additional 62,600 square feet effective January 1,
      2011 which is not reflected in the square footage above. Lehman Brothers
      Holdings Inc. subleases 22,110 square feet of its space to one sub-tenant and remains fully responsible for all of its lease obligations related to that sublet space. Lehman Brothers Holdings Inc. has 32,941 square feet expiring on 12/31/2010. Lehman Brothers Holdings Inc. can surrender 22,390 square feet on 8/31/2017 with notice by 9/1/2015. There is no termination fee for this option.

(12.) PricewaterhouseCoopers, LLP subleases all of its space to three sub-tenants. PricewaterhouseCoopers, LLP remains fully responsible for all its lease obligations. The PricewaterhouseCoopers lease provides for four, five-year renewal options.

(13.) Dresdner Kleinwort Wasserstein's (formerly known as the Wasserstein
      Perella Group, Inc.) square feet is space directly leased by the tenant.
      In addition, Dresdner Kleinwort Wasserstein subleases 127,335 square feet from Siemens Corporation which is not reflected in the square footage above. Siemens Corporation remains fully responsible for its lease obligation related to that sublet space. Dresdner Kleinwort Wasserstein will lease the 127,335 square feet direct from the landlord effective
      January 1, 2011.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

1301 AVENUE OF THE AMERICAS (CONT.)

Rollover Schedule:                             APPROXIMATE APPROXIMATE AS % OF CUMULATIVE % APPROXIMATE
                                                 # OF       EXPIRING    TOTAL    OF TOTAL     EXPIRING   AS % OF    CUMULATIVE %
                                                 EXPIRING    SQUARE     SQUARE   SQUARE        BASE     TOTAL BASE  OF TOTAL BASE
                                      YEAR       TENANTS      FEET       FEET     FEET      REVENUES(1) REVENUES(1)  REVENUES(1)
                                 ------------- ----------- ----------- ------- ------------ ----------- ----------- -------------

                                     2005(2)        1          14,293     0.8%      0.8%             --        0.0%      0.0%
                                     2006           1             405     0.0       0.8%             --        0.0       0.0%
                                     2007           1          18,349     1.0       1.9%        911,677        1.1       1.1%
                                     2008           1          58,900     3.3       5.2%             --        0.0       1.1%
                                     2009           0               0     0.0       5.2%             --        0.0       1.1%
                                     2010           4         379,628    21.5      26.7%     16,379,141       20.6      21.7%
                                     2011           0               0     0.0      26.7%             --        0.0      21.7%
                                     2012           2          11,522     0.7      27.4%        625,524        0.8      22.5%
                                     2013           1         363,997    20.6      48.0%     18,928,757       23.8      46.3%
                                     2014           1           1,449     0.1      48.1%             --        0.0      46.3%
                                 2015 & beyond      5         904,802    51.2      99.3%     42,697,564       53.7     100.0%
                                    Vacant         --          12,349     0.7     100.0%             --         --        --
                                 -------------    ---       ---------   -----     -----     -----------      -----     -----
                                    TOTAL          17       1,765,694   100.0%              $79,542,663      100.0%

Appraised Value:                 $1,100,000,000 (as of 12/1/2005)

Cut-Off Date LTV:                38.3%

U/W NCF:                         $50,734,249(3)

Cut-Off U/W NCF DSCR:            2.22x(4)

Ownership Interest:              Fee

Reserves:                        Springing tax and insurance reserves upon the
                                 occurrence and continuance of an event of a
                                 default or if the DSCR is less than 1.10x.
                                 Insurance reserves required only if property
                                 not covered under Sponsor's blanket insurance
                                 policy. In lieu of making such deposits, the
                                 borrower may deliver a letter of credit or, if
                                 no event of default is continuing, a guaranty
                                 from the Sponsor.

Lockbox:                         Hard

Prepayment/Defeasance:           Defeasance beginning two years after
                                 securitization. Prepayment without penalty
                                 permitted six months prior to Maturity Date.

Mezzanine Debt:                  $65,821,126 mezzanine loan (due 1/11/2009,
                                 subject to two, one year extension options)
                                 subject to intercreditor agreement that
                                 complies with rating agency guidelines.

----------
(1.) Based on in-place underwritten base rent.

(2.) Includes 14,293 square feet occupied by the property management office which is not subject to a lease and pays no rent.

(3.) Reflects in-place underwritten net cash flow. Projected underwritten net cash flow based on assumed mark-to-market rent adjustment applied to below-market tenant leases, contractual rent steps and certain other lease-up assumptions is $79,282,861.

(4.) Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.366% calculated on Actual/360 day basis. The U/W DSCR based on the projected underwritten net cash flow is 3.46x.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

TRIANGLE TOWN CENTER

Shadow Rating:                   BBB-/A(1)

Purpose:                         Recapitalization(2)

Cut-Off Date Balance:            $127,034,076(3)

Loan Per Square Foot:            $199(4)

Interest Rate:                   5.737%

Maturity Date:                   12/5/2015

Term to Maturity:                10 years

Amortization:                    Interest only for the first two years, 28-year
                                 amortization thereafter

Sponsor:                         CBL & Associates Limited Partnership ("CBL")
                                 and Richard E. Jacobs

Property:                        Regional Mall, Lifestyle Center and Big Box
                                 Center comprised of 1,440,865 square feet of
                                 gross leasable area(3)

Location:                        Raleigh, NC

Year Built:                      2002, 2004-2005

In-Line Sales/SF:                $329(5)

In-Line Cost of Occupancy:       13.4%(5)

Anchors(6):                      Belk (180,230 square feet), Saks (82,088 square
                                 feet), Sears (155,101 square feet; credit
                                 rating of BB+/BB), Dillard's (206,000 square
                                 feet), Hecht's (179,930 square feet)

Anchor Sales(7):                 Sears ($18.2 million), Dillard's ($19.8
                                 million), Hecht's ($16.2 million), Hudson Belk
                                 (NAV), Saks (NAV)

----------
(1.) S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, in the context of the inclusion of the Triangle Town Center Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

(2.) The financing was closed in conjunction with a partial recapitalization of the ownership structure in which CBL & Associates Properties, Inc. obtained a 50% equity interest in the asset. Loan proceeds were used to refinance the construction loan on the property, with the balance distributed to the
     Richard E. Jacobs affiliates.

(3.) As of the Cut-Off Date. Based on the Triangle Town Center Mortgage Loan.
     The Triangle Town Center Mortgage Loan is part of the $200,000,000 Triangle
     Town Center Whole Loan.

(4.) Takes into account the Triangle Mall Mortgage Loan and Collateral square feet which consists of 637,516 square feet (including 12,007 square feet of outparcels with respect to which the land is part of the collateral and the improvements are owned by the tenant).

(5.) Based on the 12 months ending 8/31/2005.

(6.) Credit ratings for anchors are by S&P and Fitch, respectively, and may reflect the rating of the tenant or a guarantor under the lease or REA. The anchors own their pads and improvements therefore their pads and improvements are not part of the collateral.

(7.) Anchor sales are estimates as reported by the borrower for the year ending
     12/31/2004. Saks commenced operations at the property in 2004 and therefore sales history is not available. Hudson Belk is not required to report sales.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

TRIANGLE TOWN CENTER (CONT.)

Top Five In-Line/Major Tenants:  Tenant                Square Feet % Base Rent 8/31/05 Sales psf Lease End Date
                                 --------------------- ----------- ----------- ----------------- --------------

Big Box Center

                                 Dick's Sporting Goods    75,000       7.6%           NAV           1/31/2025
                                 Bed Bath & Beyond        32,000       2.0%           NAV           1/31/2015
                                 DSW                      23,165       2.0%           NAV           9/30/2010
                                 Party City               10,500       1.0%           NAV          12/31/2014
                                 Ultra Cosmetics           9,115       0.9%           NAV          10/31/2015

Mall and Life Style Center

                                 Barnes & Noble           32,467       4.1%           NAV           1/31/2013
                                 Orvis                    14,921       1.6%           NAV           1/31/2015
                                 Gap                      13,087       1.9%           NAV           1/31/2011
                                 Express                  10,205       1.7%          $215           1/31/2013
                                 Z Galleria                9,996       2.4%          $235           1/31/2013

Overall Occupancy:               94.8%(1)(3)

Appraised Value (as of):         $285,000,000 (10/21/2005)

Cut-Off Date LTV:                44.6%(2)

U/W NCF:                         $15,100,523(3)

Cut-Off Date U/W DSCR:           1.65x(4)

Ownership Interest:              Fee

Reserves:                        Borrower is required to fund monthly escrows
                                 for taxes and insurance. Monthly reserves for
                                 tenant improvements, leasing commissions and
                                 capital expenditures will be collected on a
                                 monthly basis, the aggregate amount of which
                                 will be capped at two years; provided that the
                                 Borrower is not required to make any deposit
                                 into the TI/LC or capex reserve to the extent
                                 that the amount then on deposit equals or
                                 exceeds the amount that is two times the annual
                                 required deposits.

----------
(1.) Overall occupancy and in-line occupancy are based on the November 10, 2005 rent roll, adjusted to reflect the executed lease with the Gap Inc., certain leases out for signature and certain other lease-up assumptions.
     CBL & Associates Limited Partnership has provided a guaranty in the amount of $3,948,480 which will be released and or reduced upon the execution of certain unexecuted leases or replacement tenants for such leases. Based on the executed leases, overall occupancy is 94.8% and in-line occupancy is
     84.2%. Based on physical occupancy, overall occupancy is 93.7% and in-line occupancy 81.1%.

(2.) Based on the Triangle Town Center Mortgage Loan. The Cut-Off Date LTV of
     the Triangle Town Center Loan Combination is 70.2%

(3.) Reflects U/W net cash flow based on assumed execution of leases out for signature and certain other lease-up assumptions. The in-place net cash flow of the Triangle Town Center Mortgaged Property is $14,869,217.

(4.) Calculated based on the projected U/W NCF and annual payments of principal and interest for the Triangle Town Center Mortgage Loan and based on a Loan
     Constant of 7.1837%. U/W NCF DSCR for the Triangle Town Center Mall Loan
     Combination is 1.05x based on a 28-year amortization schedule. The in-place net cash flow is $14,869,217.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

TRIANGLE TOWN CENTER (CONT.)

Lockbox:                         Hard

Prepayment:                      Defeasance beginning two years after
                                 securitization. Prepayment without penalty
                                 permitted three months prior to Maturity Date.

Subordinate Financing:           $72,965,924 Triangle Town Center Non-Trust Note
                                 (B-Note), which is co-terminus with the first
                                 mortgage and is subject to an intercreditor
                                 agreement that generally complies with rating
                                 agency guidelines.

Guaranty:                        CBL & Associates Limited Partnership has
                                 provided a guaranty in the amount of $3,948,480
                                 which will be released and/or reduced upon the
                                 execution of certain unexecuted leases or
                                 replacement tenants for such leases.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

COURTYARD BY MARRIOTT II FEE PORTFOLIO

Shadow Rating:                   AA-/AA-(1)

Purpose:                         Acquisition

Cut-Off Date Balance:            $120,000,000

Loan Per Room:                   NAP(2)

Interest Rate:                   5.545% per annum

Maturity Date:                   4/11/2015

Original Term to Maturity:       9 years, 3 months

Amortization:                    30 years

Sponsors:                        Marriott International, Inc.; and an affiliate
                                 of Sarofim Realty Advisors

Property:                        The fee simple interests in the land underlying
                                 49 hotels(3) containing an aggregate of
                                 7,261(2) rooms located in 28 states.

Property Manager:                Courtyard Management Corporation, a subsidiary
                                 of Marriott International, Inc. and an
                                 affiliate of the borrower

Location:                        California (6), Illinois (2), Florida (4),
                                 Alabama (2), New York (1), Maryland (2),
                                 Connecticut (1), Georgia (2), Missouri (2),
                                 Arizona (3), Michigan (2), Colorado (2),
                                 Virginia (2), Texas (2), New Jersey (1),
                                 Tennessee (2), Ohio (2), North Carolina (1),
                                 Kansas (1), Arkansas (1), Washington (1),
                                 Indiana (1), Kentucky (1), Oklahoma (1),
                                 Minnesota (1), Oregon (1), Massachusetts (1),
                                 South Carolina (1).

Year Built:                      1986-1990

Year Renovated                   1999-2006

----------
(1.) S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, in the context of the inclusion of the Courtyard by Marriott II Fee Portfolio Mortgage Loan in the Trust,
     its credit characteristics are consistent with the obligations that are so rated.

(2.) NAP means not applicable.

(3.) The 49 hotels are not collateral for the Courtyard by Marriott II Fee
     Portfolio Mortgage Loan.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

COURTYARD BY MARRIOTT II FEE PORTFOLIO (CONT.)

Weighted Average Occupancy:      69.7%(1)

Weighted Average ADR:            $99.80(2)

Weighted Average RevPAR:         $69.84(3)

Appraised Value:                 $223,900,000(4) (as of December 2005)

Cut-off Date LTV:                53.6%

U/W NCF:                         $10,551,732(5)

U/W NCF DSCR:                    1.28x(6)

Ownership Interest:              Fee

Release of Properties:           Permitted with defeasance

Reserves:                        Following a termination of a ground lease,
                                 borrower shall pay one-twelfth of the taxes and
                                 insurance premiums into an escrow fund.
                                 Notwithstanding the foregoing, the insurance
                                 escrow is not required and the insurance
                                 reserves required will be waived provided that
                                 Marriott International, Inc., or an affiliate
                                 is the manager of the hotels and the properties
                                 are covered by a blanket insurance policy and
                                 so long as the tenant under the ground lease
                                 makes deposits into the tax escrow account in
                                 accordance with the Courtyard by Marriott
                                 Portfolio loan agreement, the tax escrow
                                 requirement will be waived.

---------------
(1.) Occupancy is the weighted average occupancy of the Courtyard by Marriott II
     Fee Portfolio mortgaged real properties for the trailing 12 months through
     November 4, 2005, weighted by allocated loan amount per property for the 49
     Courtyard by Marriott II Fee Portfolio Mortgaged Properties.

(2.) ADR is the weighted average daily rate for each state based on average daily rate for each of the Courtyard by Marriott II Fee Portfolio mortgaged real properties for the 12 months ending November 4, 2005, weighted by allocated loan amount per property for the 49 properties.

(3.) RevPAR is the weighted average revenue per available room based on revenue per available room for each of the Courtyard by Marriott II Fee Portfolio mortgaged real properties for the 12 months ending November 4, 2005, weighted by allocated loan amount per property for the 49 properties.

(4.) Aggregate of the appraised values for the underlying fee interests comprising the Courtyard by Marriott II Fee Portfolio Mortgaged Properties.

(5.) Reflects in-place U/W NCF. Projected underwritten net cashflow based on the assumption of an increase in gross revenues due to increased occupancy,
     ADRs and RevPAR is $11,085,760. The U/W NCF for the Courtyard by Marriott
     II Fee Portfolio is the ground rent.

(6.) Calculated based on in-place U/W NCF and annual debt constant of 6.847% for the Courtyard by Marriott II Fee Portfolio Mortgage Loan. U/W DSCR based on projected underwritten net cashflow for the Courtyard by Marriott II Fee
     Portfolio Mortgage Loan is 1.35x.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

COURTYARD BY MARRIOTT II FEE PORTFOLIO (CONT.)

Lockbox:                         Hard

Prepayment/Defeasance:           Defeasance permitted beginning from two years
                                 after the latest securitization. Prepayment
                                 permitted without penalty three months prior to
                                 scheduled Maturity Date. A termination of the
                                 ground lease would trigger a prepayment only if
                                 the DSCR is lower than the closing date DSCR or
                                 properties representing more than 5% of the
                                 allocated loan amounts had ground lease
                                 terminations as a result of casualty or
                                 condemnation.

Additional Debt:                 None permitted.

Ground Lease:                    The properties are held by entities affiliated
                                 with the borrower under ground leases which
                                 expire on December 31, 2068.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

COURTYARD BY MARRIOTT II FEE PORTFOLIO (CONT.)

                                                                                              APPRAISED       ALLOCATED
        LOCATION           # PROPERTIES   # ROOMS(1)   OCCUPANCY(2)    ADR(2)   REVPAR(2)      VALUES      LOAN AMOUNTS(3)
------------------------   ------------   ----------   ------------   -------   ---------   ------------   ---------------

California                       6             887         73.2%      $105.93    $ 77.55    $ 40,800,000     $ 22,616,000
Florida                          4             596         69.6       $112.21    $ 78.38      16,700,000        9,011,000
Arizona                          3             444         63.1       $ 93.31    $ 58.10      15,800,000        8,362,000
Texas                            2             298         75.2       $ 92.41    $ 69.95      12,500,000        6,875,000
Georgia                          2             291         66.2       $ 94.27    $ 62.59      11,400,000        5,994,000
Maryland                         2             295         73.4       $113.94    $ 83.63      11,200,000        5,729,000
Missouri                         2             303         69.4       $ 97.17    $ 67.49       8,900,000        4,720,000
Colorado                         2             304         65.5       $ 95.67    $ 62.88       8,800,000        4,503,000
Illinois                         2             298         64.4       $ 91.34    $ 58.80       7,600,000        4,089,000
Virginia                         2             299         75.4       $ 96.14    $ 72.84       7,700,000        3,950,000
Tennessee                        2             290         71.1       $ 89.62    $ 63.35       6,800,000        3,892,000
Alabama                          2             302         67.8       $ 88.98    $ 60.47       7,200,000        3,802,000
Michigan                         2             295         69.2       $104.15    $ 71.99       7,200,000        3,752,000
New York                         1             145         77.1       $130.98    $100.99       6,000,000        3,253,000
Ohio                             2             295         63.3       $ 88.04    $ 55.92       5,800,000        3,074,000
Washington                       1             149         75.0       $103.55    $ 77.67       5,500,000        2,916,000
New Jersey                       1             146         79.5       $120.22    $ 95.63       5,100,000        2,780,000
Massachusetts                    1             146         53.3       $ 93.34    $ 49.75       4,100,000        2,412,000
Kansas                           1             149         61.0       $100.56    $ 61.31       4,600,000        2,260,000
Connecticut                      1             149         70.9       $103.83    $ 73.58       3,900,000        2,017,000
North Carolina                   1             149         75.2       $ 87.95    $ 66.10       3,600,000        1,933,000
Minnesota                        1             146         73.9       $ 95.43    $ 70.54       3,500,000        1,916,000
Arkansas                         1             149         63.7       $ 89.19    $ 56.84       4,000,000        1,878,000
Oregon                           1             149         61.5       $ 82.30    $ 50.59       3,100,000        1,722,000
Kentucky                         1             146         57.6       $ 92.28    $ 53.14       3,000,000        1,709,000
Indiana                          1             146         68.3       $ 90.85    $ 62.02       3,200,000        1,641,000
South Carolina                   1             146         67.3       $ 76.19    $ 51.31       3,000,000        1,629,000
Oklahoma                         1             149         71.3       $ 81.22    $ 57.91       2,900,000        1,565,000
                               ---           -----         ----       -------    -------    ------------     ------------
TOTALS/WEIGHTED AVERAGES        49           7,261         69.7%      $ 99.80    $ 69.84    $223,900,000     $120,000,000

----------
(1.) Number of rooms and weighted average occupancy, ADR and RevPAR reflect the underlying Courtyard by Marriott Portfolio Hotels, none of which are part of the collateral.

(2.) Weighted average for the trailing 12 months through November 4, 2005, weighted by allocated loan amount per property.

(3.) Ranked by the aggregate allocated loan amount per property per state for the Courtyard by Marriott II Fee Portfolio Mortgaged Properties.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

ONE FINANCIAL CENTER

Shadow Rating:                   AAA/AAA(1)

Purpose:                         Refinance

Cut-Off Date Balance (A Note
   Only):                        $99,903,070(2)

Loan Per Square Foot (A Note
   Only):                        $91(2)

Interest Rate:                   5.400% per annum(3)

Maturity Date:                   10/1/2017

Original Term to Maturity:       11 years, 10 months(4)

Amortization:                    30 years

Sponsor:                         Metropolitan Life Insurance Company and Rose
                                 Associates, Inc.

Property:                        46-story Class A office building with 1,097,678
                                 square feet of net rentable area and an
                                 approximate 250-space below-level parking
                                 garage.

Property Manager:                Rose Associates of Massachusetts, Inc., an
                                 affiliate of the borrower

Location:                        Boston, MA

Year Built:                      1984; ongoing renovations

Occupancy:                       97.1% (as of 7/1/2005)

----------
(1.) S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, in the context of the inclusion of the One Financial Center Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

(2.) Does not reflect the One Financial Center Non-Trust Loan.

(3.) Interest Rate applies to the One Financial Center Mortgage Loan only.

(4.) Reflects remaining original term to maturity as of the Cut-Off Date.
     Original term to maturity at time of whole loan origination in September
     2002 was 15 years.

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Investment Grade and Significant Mortgage Loans
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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

ONE FINANCIAL CENTER (CONT.)

                                                                                                                           Lease
                                                                  Approx.     % Total   % Total Base  Rent               Expiration
Major Tenant:                    Tenant(1)                      Square Feet Square Feet  Revenues(2) PSF(3) Ratings(4)      Date
                                 ------------------------------ ----------- ----------- ------------ ------ ---------- -------------

                                 Mintz, Levin, Cohn, Ferris,
                                    Glovsky and Popeo, P.C.      230,344       21.0%        14.1%    $27.70     NR      6/30/2014(6)
                                 Metropolitan Life Insurance
                                    Company                      193,159(5)    17.6%        26.2%    $63.00   AA/AA    12/31/2013(6)
                                 Loomis, Sayles & Company, L.P.  146,914       13.4%        17.7%    $56.00   AA/AA    12/31/2015(7)
                                 Brown Rudnick Berlack Israels
                                    LLP                          120,815       11.0%        10.6%    $40.60     NR      7/31/2012(6)
                                 Bank of America                 119,068       10.8%         9.5%    $37.18   AA/AA-    5/31/2011(8)

                                               APPROXIMATE   AS %   CUMULATIVE APPROXIMATE   AS % OF    CUMULATIVE
                                                 EXPIRING  OF TOTAL % OF TOTAL   EXPIRING     TOTAL     % OF TOTAL
                                                  SQUARE    SQUARE    SQUARE       BASE        BASE        BASE
Rollover Schedule:                    YEAR         FEET      FEET      FEET    REVENUES(9) REVENUES(9) REVENUES(9)
                                 ------------- ----------- -------- ---------- ----------- ----------- -----------

                                    2005(10)       20,468     1.9%      1.9%   $    10,000     0.02%       0.02%
                                    2006            2,779     0.3       2.1%       111,160      0.2         0.3%
                                    2007            1,882     0.2       2.3%        46,109      0.1         0.4%
                                    2008            6,962     0.6       2.9%       195,862      0.4         0.8%
                                    2009           12,929     1.2       4.1%       611,765      1.3         2.1%
                                    2010           45,800     4.2       8.3%     2,184,513      4.7         6.8%
                                    2011          118,910    10.8      19.1%     4,399,670      9.5        16.3%
                                    2012          124,288    11.3      30.4%     5,130,834     11.1        27.3%
                                    2013          197,086    18.0      48.4%    12,222,110     26.3        53.7%
                                    2014          332,441    30.3      78.7%    10,029,484     21.6        75.3%
                                 2015 & beyond    202,819    18.5      97.1%    11,488,455     24.7       100.0%
                                    Vacant         31,314     2.9     100.0%            --       --          --
                                                ---------   -----     -----    -----------    -----       -----
                                     TOTAL      1,097,678   100.0%             $46,429,962    100.0%

----------
(1.) Ranked by approximate square feet.

(2.) Based on underwritten base rental revenues.

(3.) Reflects in-place base rent.

(4.) Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. In the case of Metropolitan Life
     Insurance Company, the Fitch rating is insurer financial strength rating.
     NR means not rated.

(5.) Metropolitan Life Insurance Company sublets 73,476 square feet of its space through 12/30/2013 to former affiliate, State Street Research & Management
     Company, which was sold to BlackRock, Inc. in January 2005.

(6.) Respective tenant's lease provides for two, five-year renewal options.

(7.) Loomis, Sayles & Company, L.P. has a right to terminate its lease effective
     12/31/2010 or any succeeding calendar month, upon 18-months prior notice and payment of a termination fee.

(8.) The Bank of America lease expiration includes 158 square feet of ATM space expiring 5/31/2009. The lease provides for three, five-year renewal options.

(9.) Based on underwritten base rental revenues.

(10.) 2005 includes 20,143 square feet of cafeteria space which is not subject to a lease and pays no rent.

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                                       38

Investment Grade and Significant Mortgage Loans
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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

ONE FINANCIAL CENTER (CONT.)

Appraised Value:                 $471,000,000 (as of 6/15/2005)

Cut-Off Date LTV:                21.2%(1)

U/W NCF:                         $25,177,949

Cut-Off Date U/W NCF DSCR:       3.78x(2)

Ownership Interest:              Fee and Leasehold(3)

Reserves:                        Monthly tax reserves upon event of default.
                                 Lease termination fee reserve upon event of
                                 default or DSCR less than 1.25x.

Lockbox:                         None

Prepayment/Defeasance:           Prepayment of whole loan permitted with penalty
                                 equal to greater of 1% or yield maintenance
                                 beginning 9/1/2010 up to 90 days prior to
                                 Maturity Date. Prepayment without penalty
                                 permitted 90 days prior to Maturity Date.

B Note:                          $127,345,497 One Financial Center Non-Trust
                                 Loan will be held by an insurance company. The
                                 One Financial Center Non-Trust Loan will not be
                                 included in the LB-UBS 2006-C1 Trust.

----------
(1.) Based on the Cut-Off Date Balance of the One Financial Center Mortgage
     Loan, without regard to the One Financial Center Non-Trust Loan. The
     Cut-Off Date LTV of the entire One Financial Center Loan Combination is
     48.2%.

(2.) Calculated based on underwritten net cashflow and annualized average debt constant of 6.663%, and without regard to the One Financial Center
     Non-Trust Loan. The Cut-Off Date U/W NCF DSCR of the entire One Financial
     Center Loan Combination based on an original annual constant of 7.6085% is
     1.44x.

(3.) A small portion of the One Financial Center Mortgaged Property is subject to an original term 99-year ground lease that expires 8/15/2080.

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                                       39

Investment Grade and Significant Mortgage Loans
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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

OTHER SIGNIFICANT MORTGAGE LOANS

                 OTHER SIGNIFICANT MORTGAGE LOAN CHARACTERISTICS

                                                                  PERCENT OF INITIAL
                                      PROPERTY     CUT-OFF DATE      MORTGAGE POOL          U/W
              NAME                     TYPE(1)        BALANCE           BALANCE           DSCR(2)     CUT-OFF DATE LTV(3)
--------------------------------   -------------   ------------   ------------------   ------------   -------------------

888 Seventh Avenue (A1 Note)          Office       $145,894,000         5.9%           1.20x(4)             67.9%(4)
Chapel Hills Mall                  Regional Mall    121,595,467         5.0            1.24(5)              74.6(6)
Ashford I Portfolio                    Hotel        110,899,000         4.5            1.36(7)              75.4
Ashford II Portfolio                   Hotel        100,576,000         4.1            1.36(8)              74.8
Embassy Suites Battery Park City       Hotel         84,500,000         3.4            1.73(9)              58.7
Highwoods II Portfolio                 Office        71,000,000         2.9            1.23(10)(11)         76.3(10)
                                   -------------   ------------        ----            ----                 ----
TOTAL/WEIGHTED AVERAGE:                  --        $634,464,467        25.8%           1.33X                71.3%
                                   =============   ============        ====            ====                 ====

----------
(1.) Notwithstanding the foregoing, the mortgaged real properties identified on
     Annex A-1 to the Offering Prospectus as Courtyard by Marriott II Fee
     Portfolio, securing an underlying mortgage loan representing 4.9% of the
     Initial Mortgage Pool balance, although categorized above and elsewhere in this free writing prospectus as a "hotel" property type, actually constitute groundleased land and the improvements thereon, which are not part of the collateral, consist of hotel properties.

(2.) Calculated based on U/W NCF, and debt service constant or interest rate, as applicable.

(3.) Calculated based on Cut-Off Date Balance and the related or estimated appraised value.

(4.) Based on the pari passu A Notes. The amount of $291,788,000 comprises the
     888 Seventh Avenue pari passu A Notes. The U/W DSCR and Cut-Off Date LTV for the entire 888 Seventh Avenue Loan Combination are 1.10x and 74.1%,
     respectively.

(5.) Reflects in-place U/W NCF. The U/W NCF for the Chapel Hills Mall Mortgaged
     Property is projected to be $11,635,271 based on projected completion of redevelopment plan by fall 2006 and certain other lease-up assumptions.

(6.) The stabilized appraised value as of 11/1/2006 is $175,000,000, based upon completion of redevelopment plan. Based on the stabilized value, the
     Cut-Off Date LTV Ratio and the Maturity LTV Ratio are 69.5% and 64.3%,
     respectively.

(7.) Calculated based on U/W NCF and annual debt constant of 7.549% for the portfolio commencing after year four.

(8.) Calculated based on U/W NCF and annual debt constant of 7.516% for the portfolio commencing after year five.

(9.) Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.115% calculated on Actual/360 day basis. U/W NCF DSCR based on projected U/W NCF is 2.45x.

(10.) Based on aggregate cash flow for DSCR and aggregate appraisal value for
      LTV.

(11.) Calculated based on interest-only payments based on an interest rate of
      5.750% calculated on an Actual/360 day basis.

--------------------------------------------------------------------------------

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                                       40

Investment Grade and Significant Mortgage Loans
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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

888 SEVENTH AVENUE

Purpose:                         Refinance

Cut-Off Date Balance(1):         $145,894,000

Loan Per Square Foot(2):         $321

Interest Rate:                   5.705%

Maturity Date:                   1/11/2016

Term to Maturity:                10 years

Amortization:                    Interest Only

Sponsors:                        Vornado Realty LP and Vornado Realty Trust

Property:                        46 story, Class A office building containing
                                 approximately 908,299 square feet

Location:                        New York, NY

Year Built:                      1968

Occupancy(3):                    99.0%

                                                                            Approx. %
                                                                             of Base               Lease
                                 Tenant                        Square Feet     Rent    Rent PSF   End Date   Ratings
                                 ----------------------------  -----------  ---------  --------  ----------  -------

                                 Soros Fund Management LLC(4)     95,260      13.4%     $56.58   06/30/2015     NR
                                 New Line Realty of New York,
                                    Inc.(5)(6)                    69,232       6.1%     $35.59   06/30/2017     NR
                                 Limited New York, Inc.           56,145       7.0%     $50.00   01/31/2014     NR
                                 Kaplan Inc.(7)                   53,740       3.2%     $24.00   02/28/2017     NR
                                 Vornado Entities(8)              47,421       9.5%     $80.72     MTM/2015  BBB/BBB

----------
(1.) Reflects the 888 Seventh Avenue Mortgage Loan, which is part of the 888
     Seventh Avenue Loan Combination of $318,554,000. The amount of $291,788,000 comprises the 888 Seventh Avenue pari passu A-Notes.

(2.) Loan Per Square Foot is based on the 888 Seventh Avenue pari passu A-Notes totaling $291,788,000.

(3.) Based on the rent roll dated December 1, 2005.

(4.) Soros Fund Management LLC currently subleases 10,000 square feet of the
     28th Floor to Victoria's Secret, which square footage is included in the square footage above; Victoria's Secret has executed a sublease agreement with Soros Fund Management to sublease the entire 28th Floor (19,052 square feet) with commencement date of January 1, 2006. Soros Fund Management LLC has free rent on the 28th Floor until April 30, 2006.

(5.) New Line Realty of New York, Inc.'s rent increases on 7/1/2007 to $52.00 psf for 67,501 sf and to $35.00 psf for the remaining 1,731 sf.

(6.) Central Parking leases a 69,633 sf below grade parking garage that is not listed here because it is not office space.

(7.) Kaplan Inc.'s rent increases on 3/1/2007 to $52.73 psf.

(8.) 11,701 sf of space is Month-to-Month - No contractual obligations to pay rent on 9,212 sf. 1,886 sf is building management office. 33,834 sf expires in 2015. Credit rating is for Vornado Realty Trust, which represents 45,535
     sf. Vornado Office Management, which is not rated, represents the remaining
     1,886 sf.

--------------------------------------------------------------------------------

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                                       41

Investment Grade and Significant Mortgage Loans
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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

888 SEVENTH AVENUE (CONT.)

Appraised Value (As of):         $430,000,000 (12/01/2005)

Cut-Off Date LTV(1):             67.9%

U/W NCF:                         $20,253,257

Cut-Off Date U/W DSCR(1)(2):     1.20x

Ownership Interest:              Leasehold

Reserves:                        During periods other than a Reserve Period,
                                 payment of taxes, insurance and other ongoing
                                 reserves, such as capital expenditure reserves
                                 and rollover reserves shall be guaranteed by
                                 the Key Principal. During any Reserve Period
                                 the Borrower will fund an ongoing monthly
                                 capital expenditure reserve equal $0.30 per
                                 square foot per annum, and a rollover reserve
                                 equal to $1.98 per square foot per annum, in
                                 addition to taxes and insurance. For the first
                                 3 years of the Loan, an additional amount of
                                 $1.00 per square foot will be collected for
                                 TI/LC reserves.

Lockbox:                         Hard

Prepayment:                      The loan will be locked out for the earlier of
                                 (i) two years from the date the Loan is fully
                                 securitized or (ii) three years from Loan
                                 closing with defeasance thereafter. Except by
                                 way of defeasance, the Loan may not be
                                 voluntarily prepaid in whole or in part at any
                                 time during its term except during the final
                                 four months prior to its Maturity Date, during
                                 which no defeasance requirements shall apply.

----------
(1.) Based on the 888 Seventh Avenue pari passu A-Notes totaling $291,788,000.
     The cut-off date LTV and U/W NCF DSCR of the 888 Seventh Avenue Loan
     Combination is 74.1% and 1.10x, respectively.

(2.) Calculated based on interest-only payments based on an interest rate of
     5.705% calculated on an Actual/360 day basis.

--------------------------------------------------------------------------------

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                                       42

Investment Grade and Significant Mortgage Loans
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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

CHAPEL HILLS MALL

Purpose:                         Refinance

Cut-Off Date Balance:            $121,595,467

Loan Per Square Foot:            $104(1)

Interest Rate:                   5.035% per annum

Maturity Date:                   10/11/2010

Term to Maturity:                5 years

Amortization:                    30 years

Sponsor:                         General Growth Properties, Inc.

Property:                        Two-story super regional mall with 1,169,876(2)
                                 square feet of gross leasable area.

Property Manager:                Self-Managed(3)

Location:                        Colorado Springs, CO

Year Built:                      1982; renovated in 1985; 1998

In-Line Sales/SF:                $332(4)

In-Line Cost of Occupancy:       12.3%(4)

Anchors(5):                      Dillard's (209,141 square feet credit rating of
                                 BB/BB-), Sears (132,367 square feet; credit
                                 rating of BB+/BB), Foley's (128,184 square
                                 feet; credit rating of BBB/BBB+), Kmart (87,977
                                 square feet; credit rating of BB+/BB),
                                 Mervyn's(6) (82,449 square feet; credit rating
                                 of NR), JCPenney (62,422 square feet; credit
                                 rating of BB+/BBB-).

Anchor Sales(7):                 Dillard's ($22.6 million), Sears ($44.7
                                 million), Foley's ($24.1 million), Kmart ($11.8
                                 million), Mervyn's ($15.2 million), JCPenney
                                 ($8.3 million).

----------
(1.) Based on gross square feet of the entire mall including anchors and outparcel improvements which may not be part of the collateral.

(2.) Collateral consists of 500,757 square feet comprised of 62,422 square foot
     JCPenney, 160,462 square feet of junior anchor and movie theater space and
     277,873 square feet of in-line mall space. In addition, eight outparcel pads but not the tenant-owned improvements on these pads, and a 342-unit self storage facility are part of the collateral.

(3.) The Chapel Hills Mall Mortgaged Property is managed by the Chapel Hills
     Mall Borrower, and there is no separate property management agreement.

(4.) In-line sales per square foot for in-line shops of less than 10,000 square feet for the trailing twelve months ending May 2005, and in-line cost of occupancy percentage for in-line shops of less than 10,000 square feet as of December 2004.

(5.) Credit ratings for anchors are by S&P and Fitch, respectively, and may reflect the rating of the parent company if tenant store is not rated. NR means not rated.

(6.) Mervyn's has indicated it will be vacating in January 2006. Mervyn's is not part of the collateral and not included in the U/W NCF.

(7.) With the exception of JCPenney's reported sales, the remaining anchor sales are borrower estimates for twelve months ending 12/31/2004 as anchors are not required to report.

--------------------------------------------------------------------------------

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                                       43

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

CHAPEL HILLS MALL (CONT.)

Junior Anchors(1):               Carmike Cinema I & II (49,586 square feet;
                                 credit rating of B/NR), Foley's (42,899 square
                                 feet; credit rating of BBB/BBB+), Borders Books
                                 & Music (25,317 square feet credit rating NR),
                                 Woodley's Furniture(2) (22,279 square feet;
                                 credit rating NR), Old Navy (20,381 square
                                 feet; credit rating BBB-/BBB-).

                                                        Square
Top Five In-Line Tenants:        Tenant                  Feet    Lease End Date
                                 --------------------   ------   --------------
                                 Gap/Gap Body            7,349     1/31/2006(3)
                                 Charlotte Russe         6,696     1/31/2013
                                 Board of Co
                                    Community of El
                                    Paso                 6,071    12/31/2009
                                 Deb                     6,062     1/31/2007
                                 Famous Footwear         5,448     1/31/2006(3)

Overall Occupancy:               91.3% (as of 12/23/2005)(4)

Appraised Value:                 $163,000,000 (as of 8/29/2005)(5)

Cut-Off Date LTV:                74.6%(5)

U/W NCF:                         $9,789,962(6)

Cut-Off U/W NCF DSCR:            1.24x(7)

Ownership Interest:              Fee

Reserves:                        Springing tax and insurance reserves. Springing
                                 replacement reserves of $10,420 per month up to
                                 an aggregate of $125,037 and rollover reserves
                                 of $36,477 per month up to an aggregate of
                                 $437,723.

Lockbox:                         Hard

Prepayment/Defeasance:           Defeasance beginning two years after
                                 securitization. Prepayment without penalty
                                 permitted six months prior to Maturity Date.

Mezzanine Debt:                  Future mezzanine financing permitted subject to
                                 certain conditions including combined DSCR
                                 (including the mezzanine debt) shall not be
                                 less than 1.15x, combined LTV shall not exceed
                                 80% and borrower must deliver an intercreditor
                                 agreement that complies with rating agency
                                 guidelines.

----------
(1.) Credit ratings for anchors are by S&P and Fitch, respectively, and may reflect the rating of the parent company if tenant store is not rated. NR means not rated.

(2.) Woodley's Furniture has indicated that it will be vacating upon its lease expiration on 1/31/2006 and has been excluded from U/W NCF.

(3.) The Chapel Hills Mall Borrower indicates lease is under negotiation for renewal.

(4.) In-line occupancy, including junior anchors, was 76.9% as of 12/23/2005 and has been excluded from U/W NCF.

(5.) The stabilized appraised value as of 11/1/2006 is $175,000,000, based upon completion of redevelopment plan. Based on the stabilized value, the
     Cut-Off Date LTV Ratio and the Maturity LTV Ratio are 69.5% and 64.3%,
     respectively.

(6.) Reflects in-place U/W NCF. The U/W NCF for the Chapel Hills Mall Mortgaged
     Property is projected to be $11,635,271 based on projected completion of redevelopment plan by fall 2006 and certain other lease-up assumptions.

(7.) Calculated based on in-place U/W NCF and an annual debt constant of 6.468%.
     Based on the projected U/W NCF for the Chapel Hills Mall Mortgaged Property
     of $11,635,271 as described in footnote (6) above, the Chapel Hills Mall
     Mortgage Loan has an U/W DSCR of 1.47x.

--------------------------------------------------------------------------------

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                                       44

Investment Grade and Significant Mortgage Loans
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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

ASHFORD I PORTFOLIO

Purpose:                         Refinance

Cut-Off Date Balance:            $110,899,000

Loan Per Room:                   $99,461

Interest Rate:                   5.7492% per annum

Maturity Date:                   12/11/2014

Original Term to Maturity:       9 years

Amortization:                    Interest only for the first four years, 25-year
                                 amortization thereafter

Sponsors:                        Ashford Hospitality Trust, Inc. and Ashford
                                 Hospitality Limited Partnership

Property:                        Eight hotels containing an aggregate of 1,115
                                 rooms located in six states.

Property Manager:                Remington Lodging & Hospitality, L.P., Dunn
                                 Hospitality Group Manager, Inc. and Sivica
                                 Hospitality, Inc.

Location:                        Georgia (2), Indiana (2), Virginia (1), Florida
                                 (1), Kentucky (1) and New York (1).

Year Built:                      1972-2002; renovated 2000-2005 / ongoing

--------------------------------------------------------------------------------

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

ASHFORD I PORTFOLIO (CONT.)

Overall Weighted Average
Occupancy:                       77.1%(1)

Overall Weighted Average ADR:    $114.72(2)

Overall Weighted Average
RevPAR:                          $88.88(3)

Appraised Value:                 $147,100,000(4) (as of August/September 2005)

Cut-off Date LTV:                75.4%

U/W NCF:                         $11,364,499(5)

U/W NCF DSCR:                    1.36x(6)

Ownership Interest:              Fee

Release of Properties:           Yes(7)

Substitution of Properties:      A Borrower shall be permitted at any time after
                                 the first anniversary of the closing and prior
                                 to the date that is 6 months prior to the
                                 Maturity Date to substitute up to 50% (by
                                 allocated Loan amount) of the properties
                                 securing the Loan, provided that, among other
                                 things, (i) the substituted property is stable
                                 and of equal or greater value and is of like
                                 kind, use, utility and quality in a similar
                                 geographical area, (ii) after giving effect to
                                 the substitution, the DSCR of the Loan is equal
                                 to or greater than the greater of the DSCR at
                                 the time of closing and the DSCR immediately
                                 prior to such substitution, (iii) after giving
                                 effect to the substitution, the LTV ratio of
                                 the Loan is equal to or less than the lesser of
                                 the LTV ratio at the time of closing and the
                                 LTV ratio immediately prior to such
                                 substitution, and (iv) after securitization,
                                 the Borrower obtains rating agency no-downgrade
                                 letters (or a written waiver from the
                                 applicable rating agencies indicating that such
                                 no-downgrade letters are not required).

----------
(1.) Overall Weighted Average Occupancy is the overall weighted average occupancy of each of the portfolio properties for the trailing 12 months through August 31, 2005 or are capped to be consistent with historical trends. Hampton Inn Terra Haute's occupancy is more reflective of occupancy levels prior to certain renovations.

(2.) Overall Weighted Average ADR is the overall weighted average daily rate based on average daily rate for each of the portfolio properties for the 12 months ending August 31, 2005.

(3.) Overall Weighted Average RevPAR is the overall weighted average revenue per available room based on revenue per available room for each of the portfolio properties for the 12 months ending August 31, 2005, subject to certain occupancy adjustments.

(4.) Aggregate of the appraised values of the eight properties securing the loan.

(5.) Each borrower has leased its hotel to Ashford TRS Pool I Lessee LLC (the
     "Operating Lessee"), which is a wholly owned subsidiary of Ashford
     Hospitality Limited Partnership. The borrowers own the fee interest in the subject properties and leases (the "Operating Leases") the operations of the hotels to the Operating Lessee. The U/W NCF was determined based upon the cash flow for either the trailing 12 months ending August 31, 2005 or historical trends of the average occupancy, ADR and RevPAR of the Ashford I
     Portfolio Mortgaged Properties, not based upon rent paid under the
     Operating Leases.

(6.) Calculated based on U/W NCF and annual debt constant of 7.549% for the portfolio commencing after year four.

(7.) The Release Amount for an individual hotel to be released is 115% of the allocated loan amount applicable to such individual mortgaged real hotel property until twenty percent (20.0%) of the mortgaged real hotel properties (based on allocated loan amounts) have been released, and thereafter 125% of the allocated loan amount applicable to such individual mortgaged real hotel property.

--------------------------------------------------------------------------------

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                                       46

Investment Grade and Significant Mortgage Loans
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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

ASHFORD I PORTFOLIO (CONT.)

Reserves:                        On-going for taxes, insurance and FF&E.

Lockbox:                         Hard Hotel

Prepayment:                      Defeasance beginning two years after
                                 securitization. Prepayment without penalty
                                 permitted two months prior to Maturity Date.

Future Mezzanine Debt:           The Borrowers have the right to procure one or
                                 more mezzanine loans from one or more third
                                 party lenders who are qualified institutional
                                 lenders as described in the Loan documents,
                                 which mezzanine loan(s) shall be secured by
                                 equity interests in one or more of the
                                 Borrowers, provided that certain conditions are
                                 met, including but not limited to the
                                 following: (a) the combined DSCR of the
                                 mortgage loan and all such mezzanine loans for
                                 the twelve (12) full calendar months
                                 immediately preceding such date of
                                 determination shall be no less than 1.36x; (b)
                                 the combined LTV of the mortgage loan and all
                                 such mezzanine loans shall be no greater than
                                 the LTV of the mortgage loan as of the closing
                                 date; (c) no event of default shall have
                                 occurred and remain uncured; (d) the Rating
                                 Agencies shall have each confirmed that such
                                 mezzanine debt will not result in a
                                 qualification, downgrade or withdrawal of the
                                 ratings then assigned to any class of
                                 certificates by such Rating Agency; and (e) the
                                 holder of such mezzanine debt shall enter into
                                 an intercreditor agreement with the lender,
                                 reasonably satisfactory to the lender and the
                                 Rating Agencies in form and substance.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

ASHFORD I PORTFOLIO (CONT.)

Ashford I Portfolio Information:

                                                          AGE                                            APPRAISED      ALLOCATED
        LOCATION           # PROPERTIES   # ROOMS(1)   (YRS.)(1)   OCCUPANCY(2)    ADR(2)   REVPAR(2)      VALUES     LOAN AMOUNTS
------------------------   ------------   ----------   ---------   ------------   -------   ---------  ------------   ------------

Georgia                          2             188          4          78.5%      $ 87.02    $ 68.31   $ 21,000,000   $ 16,163,000
Indiana                          2             202         23          75.9       $ 82.68    $ 62.77     20,000,000     15,784,000
Virginia                         1             150          7          80.0       $154.18    $123.34     34,000,000     26,000,000
Florida                          1             210          4          82.0       $116.93    $ 95.89     34,000,000     25,065,000
Kentucky                         1             150          3          67.4       $109.88    $ 74.07     19,000,000     15,010,000
New York                         1             215         15          73.1       $110.46    $ 80.70     19,100,000     12,877,000
                               ---           -----        ---          ----       -------    -------   ------------   ------------
TOTALS/WEIGHTED AVERAGES         8           1,115          9          77.1%      $114.72    $ 88.88   $147,100,000   $110,899,000

----------
(1.) Weighted average age, weighted by allocated loan amount per property.

(2.) Weighted average, weighted by allocated loan amount per property and calculated as set forth in the footnotes to Overall Weighted Average
     Occupancy, Overall Weighted Average ADR or Overall Weighted Average RevPAR,
     as applicable, with respect to the Ashford I Portfolio.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

ASHFORD II PORTFOLIO

Purpose:                         Refinance

Cut-Off Date Balance:            $100,576,000

Loan Per Room:                   $93,385

Interest Rate:                   5.7047% per annum

Maturity Date:                   12/11/2015

Original Term to Maturity:       10 years

Amortization:                    Interest only for the first five years, 25-year
                                 amortization thereafter

Sponsors:                        Ashford Hospitality Trust, Inc. and Ashford
                                 Hospitality Limited Partnership

Property:                        Eight hotels containing an aggregate of 1,077
                                 rooms located in four states.

Property Manager:                Remington Lodging & Hospitality, L.P., Dunn
                                 Hospitality Group Manager, Inc. and Noble
                                 Management Group, LLC.

Location:                        Indiana (3), Florida (2), Texas (2) and Nevada
                                 (1).

Year Built:                      1991-2000; renovated 2005 / ongoing

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

ASHFORD II PORTFOLIO (CONT.)

Overall Weighted Average
   Occupancy:                    77.6%(1)

Overall Weighted Average ADR:    $108.74(2)

Overall Weighted Average
   RevPAR:                       $84.73(3)

Appraised Value:                 $134,470,000(4) (as of August 2005)

Cut-off Date LTV:                74.8%

U/W NCF:                         $10,254,302(5)

U/W NCF DSCR:                    1.36x(6)

Ownership Interest:              Fee

Release of Properties:           Yes(7)

Substitution of Properties:      A Borrower shall be permitted at any time after
                                 the first anniversary of the closing and prior
                                 to the date that is 6 months prior to the
                                 Maturity Date to substitute up to 50% (by
                                 allocated Loan amount) of the properties
                                 securing the Loan, provided that, among other
                                 things, (i) the substituted property is stable
                                 and of equal or greater value and is of like
                                 kind, use, utility and quality in a similar
                                 geographical area, (ii) after giving effect to
                                 the substitution, the DSCR of the Loan is equal
                                 to or greater than the greater of the DSCR at
                                 the time of closing and the DSCR immediately
                                 prior to such substitution, (iii) after giving
                                 effect to the substitution, the LTV ratio of
                                 the Loan is equal to or less than the lesser of
                                 the LTV ratio at the time of closing and the
                                 LTV ratio immediately prior to such
                                 substitution, and (iv) after securitization,
                                 the Borrower obtains rating agency no-downgrade
                                 letters (or a written waiver from the
                                 applicable rating agencies indicating that such
                                 no-downgrade letters are not required).

----------
(1.) Overall Weighted Average Occupancy (i) is based on the overall weighted average occupancy of each of the portfolio properties for the trailing 12 months through August 31, 2005, (ii) is capped to be consistent with historical trends or (iii) in the case of Hampton Inn Evansville and
     Courtyard Bloomington, reflects occupancy levels prior to the commencement of certain renovations.

(2.) Overall Weighted Average ADR is the overall weighted average daily rate based on average daily rate for each of the portfolio properties for the 12 months ending August 31, 2005.

(3.) Overall Weighted Average RevPAR is the overall weighted average revenue per available room based on revenue per available room for the portfolio for the 12 months ending August 31, 2005 except for Courtyard Bloomington which average ADR is based on the average of the actual 2004 Calendar year and the 12 months ending August 31, 2005. Subject to certain occupancy and ADR adjustments.

(4.) Aggregate of the appraised values of the eight properties securing the loan.

(5.) Each borrower has leased its hotel to Ashford TRS Pool II Lessee LLC (the
     "Operating Lessee"), which is a wholly owned subsidiary of Ashford
     Hospitality Limited Partnership. The borrowers own the fee interest in the subject properties and leases (the "Operating Leases") the operations of the hotels to the Operating Lessee. The U/W NCF was determined based upon the cash flow for either the trailing 12 months ending August 31, 2005 or historical trends of the average occupancy, ADR and RevPAR of the Ashford
     II Portfolio Mortgaged Properties, not based upon rent paid under the
     Operating Leases.

(6.) Calculated based on U/W NCF and annual debt constant of 7.516% for the portfolio commencing after year five.

(7.) The Release Amount for an individual hotel to be released is 115% of the allocated loan amount applicable to such individual mortgaged real hotel property until twenty percent (20.0%) of the mortgaged real hotel properties (based on allocated loan amounts) have been released, and thereafter 125% of the allocated loan amount applicable to such individual mortgaged real hotel property.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

ASHFORD II PORTFOLIO (CONT.)

Reserves:                        On-going for taxes, insurance and FF&E.

Lockbox:                         Hard Hotel

Prepayment:                      Defeasance beginning two years after
                                 securitization. Prepayment without penalty
                                 permitted two months prior Maturity Date.

Future Mezzanine Debt:           The Borrowers have the right to procure one or
                                 more mezzanine loans from one or more third
                                 party lenders who are qualified institutional
                                 lenders as described in the loan documents,
                                 which mezzanine loan(s) shall be secured by
                                 equity interests in one or more of the
                                 Borrowers, provided that certain conditions are
                                 met, including the following: (a) the combined
                                 DSCR of the mortgage loan and all such
                                 mezzanine loans for the twelve (12) full
                                 calendar months immediately preceding such date
                                 of determination shall be no less than 1.36x;
                                 (b) the combined LTV of the mortgage loan and
                                 all such mezzanine loans shall be no greater
                                 than the LTV of the mortgage loan as of the
                                 closing date; (c) no event of default shall
                                 have occurred and remain uncured; (d) the
                                 Rating Agencies shall have each confirmed that
                                 such mezzanine debt will not result in a
                                 qualification, downgrade or withdrawal of the
                                 ratings then assigned to any class of
                                 certificates by such Rating Agency; and (e) the
                                 holder of such mezzanine debt shall enter into
                                 an intercreditor agreement with the lender,
                                 reasonably satisfactory to the lender and the
                                 Rating Agencies in form and substance.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

ASHFORD II PORTFOLIO (CONT.)

Ashford II Information:

                                #           #         AGE                                             APPRAISED      ALLOCATED
        LOCATION           PROPERTIES   ROOMS(1)   (YRS.)(1)   OCCUPANCY(2)    ADR(2)   REVPAR(2)      VALUES      LOAN AMOUNTS
------------------------   ----------   --------   ---------   ------------   -------   ---------   ------------   ------------

Indiana                         3           336        10          75.4%      $ 86.25    $ 65.52    $ 33,700,000   $ 26,389,000
Florida                         2           221         6          80.0       $ 95.68    $ 76.54      25,970,000     19,266,000
Texas                           2           300         7          72.4       $116.48    $ 84.28      34,000,000     22,745,000
Nevada                          1           220         6          81.6       $129.52    $105.69      40,800,000     32,176,000
                              ---         -----       ---          ----       -------    -------    ------------   ------------
TOTALS/WEIGHTED AVERAGES        8         1,077         7          77.6%      $108.74    $ 84.73    $134,470,000   $100,576,000

----------
(1.) Weighted average age, weighted by allocated loan amount per property.

(2.) Weighted average, weighted by allocated loan amount per property and calculated as set forth in the footnotes to Overall Weighted Average
     Occupancy, Overall Weighted Average ADR or Overall Weighted Average RevPAR,
     as applicable, with respect to the Ashford II Portfolio.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

EMBASSY SUITES BATTERY PARK CITY

Purpose:                         Refinance

Cut-Off Date Balance:            $84,500,000

Loan Per Room:                   $182,505

Interest Rate:                   6.115% per annum

Maturity Date:                   12/11/2010

Original Term to Maturity:       5 years

Amortization:                    Interest Only

Sponsors:                        Forest City Enterprises, Inc., Bruce Ratner and
                                 Hilton Hotels Corporation

Property:                        Commercial condominium unit comprised of a
                                 full-service, 463-room, all-suite hotel located
                                 within a 15-story mixed-use development with an
                                 aggregate of approximately 600,000 square feet.

Property Manager:                Promus Hotels, Inc., a subsidiary of Hilton
                                 Hotels Corporation and an affiliate of the
                                 borrower

Location:                        New York, NY

Year Built:                      2000

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

EMBASSY SUITES BATTERY PARK CITY (CONT.)

Occupancy:                       86.0%(1)

ADR:                             $243.69(1)

RevPAR:                          $209.57(1)

Appraised Value:                 $144,000,000 (as of 11/1/2005)

Cut-Off Date LTV:                58.7%

U/W NCF:                         $9,083,826(2)

U/W NCF DSCR:                    1.73x(3)

Ownership Interest:              Leasehold(4)

Reserves:                        Ongoing tax and insurance reserve (PILOT
                                 reserve), recapture reserve, condominium
                                 expenses reserve, ground rent reserve and FF&E
                                 reserve.

Lockbox:                         Hard/Hotel

Prepayment/Defeasance:           Prepayment with penalty equal to greater of 1%
                                 or yield maintenance from and after 1/11/2007.
                                 Prepayment without penalty permitted 3 months
                                 prior to Maturity Date.

Mezzanine Debt:                  $15,000,000 mezzanine financing provided by
                                 affiliated entity, Promus Hotels, Inc.

Partial Release:                 Yes

----------
(1.) Average occupancy, ADR and RevPar for the trailing 12 months through
     9/30/2005.

(2.) Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the Embassy
     Suites Battery Park City Mortgaged Property is projected to be $12,819,234 based on an assumed increase in the average daily rate upon stabilization in 2009.

(3.) Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.115% calculated on Actual/360 day basis. U/W NCF DSCR based on projected underwritten net cashflow is 2.45x.

(4.) Represents sub-subleasehold interest in hotel condominium unit.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

HIGHWOODS II PORTFOLIO

Purpose:                         Acquisition

Cut-Off Date Balance:            $71,000,000

Loan Per Square Foot:            $89

Interest Rate:                   5.750% per annum

Maturity Date:                   1/11/2011

Term to Maturity:                5 years

Amortization:                    Interest Only

Sponsors:                        Capital Partners, Inc.

Property:                        10-building Class B office portfolio with an
                                 aggregate of 798,984 square feet.

Location:                        Tampa, FL; Alpharetta, GA; Norcross, GA

Year Built:                      1982-2000

Occupancy:                       88.4%(1) (as of 12/8/2005)

                                                                    % Total    % Total                                  Lease
                                                            Square   Square      Base                                Expiration
Major Tenants:                   Tenant(2)                   Feet     Feet   Revenues(3)  Rent PSF(4)  Ratings(5)       Date
                                 -------------------------  ------  -------  -----------  -----------  ----------  --------------

                                 Exide Technologies         83,626   10.5%       4.3%      $ 5.41(6)     CCC+/NR    5/31/2016(7)
                                 PBS&J                      80,283   10.0%      13.5%      $17.63(6)      NR/NR     1/31/2009(8)
                                 Fremont Investment & Loan  54,793    6.9%       9.5%      $18.28        BB-/B+    12/31/2009
                                 State Farm Mutual Auto
                                    Ins. Co.                51,701    6.5%       9.1%      $18.50        AA/AA+     3/31/2012(9)
                                 Elekta Instruments, Inc.   41,607    5.2%       3.3%      $ 8.25         NR/NR     2/28/2013(10)

----------
(1.)  Weighted average occupancy based on allocated loan amounts.

(2.)  Ranked by approximate square feet.

(3.)  The percentages of total square feet and total base revenues are based on the aggregate square feet and aggregate in-place underwritten base revenues, respectively, of the entire Highwoods II Mortgaged Properties.

(4.)  Reflects in-place base rent.

(5.)  Credit Ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated. NR means not rated.

(6.)  Weighted average rent of all space leased by respective tenant, as weighted by square feet.

(7.)  Exide Technologies' lease provides two lease termination rights effective
      January 1, 2011 and January 1, 2013, respectively, upon ninety days prior notice and payment of a termination fee. The lease also provides for two, five-year renewal options at fair market value.

(8.)  PBS&J's lease provides for one, five-year renewal option at fair market value.

(9.)  State Farm Mutual Automobile Insurance Company's lease commences on or about April 1, 2006. The lease provides for a one-time right to terminate the lease effective approximately April 1, 2011 upon twelve months prior notice and payment of a termination fee.

(10.) Elekta Instruments, Inc.'s lease provides for a one-time right to terminate the lease effective February 1, 2010 upon six months prior notice and payment of a termination fee.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

HIGHWOODS II PORTFOLIO (CONT.)

Rollover Schedule:                               APPROXIMATE AS % OF CUMULATIVE APPROXIMATE   AS % OF  CUMULATIVE
                                                   EXPIRING   TOTAL  % OF TOTAL   EXPIRING  TOTAL BASE  % OF TOTAL
                                                    SQUARE    SQUARE   SQUARE       BASE     REVENUES      BASE
                                       YEAR          FEET      FEET     FEET    REVENUES(1)     (1)    REVENUES(1)
                                 --------------- ----------- ------- ---------- ----------- ---------- -----------

                                 2005(2)            33,872      4.2%     4.2%   $   318,270     3.0%        3.0%
                                 2006              103,139     12.9%    17.1%     2,020,906    19.3%       22.3%
                                 2007               49,827      6.2%    23.4%       895,650     8.5%       30.9%
                                 2008               60,538      7.6%    31.0%       938,985     9.0%       39.8%
                                 2009              145,647     18.2%    49.2%     2,611,313    24.9%       64.8%
                                 2010               49,331      6.2%    55.4%       780,511     7.5%       72.2%
                                 2011               11,534      1.4%    56.8%       170,127     1.6%       73.8%
                                 2012               67,072      8.4%    65.2%     1,233,147    11.8%       85.6%
                                 2013               71,471      8.9%    74.1%       629,485     6.0%       91.6%
                                 2014                    0      0.0%    74.1%             0     0.0%       91.6%
                                 2015 and beyond   109,948     13.8%    87.9%       877,084     8.4%      100.0%
                                 Vacant             96,605     12.1%   100.0%            --      --          --
                                                   -------    -----    -----    -----------   -----       -----
                                 TOTAL             798,984    100.0%            $10,475,478   100.0%

Appraised Value:                 $93,100,000(1) (as of 9/30/2005 for Peachtree
                                 II & III, 10/10/2005 for Deerfield I, II & III,
                                 and 10/13/2005 for Cypress I, II, III, Commons
                                 & West)

Cut-Off Date LTV:                76.3%(2)

U/W NCF:                         $5,108,374

Cut-Off U/W NCF DSCR:            1.23x(2)(3)

Ownership Interest:              Fee

Reserves:                        Ongoing for tax and insurance,
                                 CapEx/replacement reserve, TI/LC reserve and
                                 ground rent reserve(4).

Lockbox:                         Hard

Prepayment/Defeasance:           Defeasance permitted beginning two years after
                                 securitization. Prepayment without penalty
                                 permitted four months prior to Maturity Date.

Release of Properties            Permitted

Property Substitutions:          Permitted

----------
(1.) Aggregate of the appraised values for each of the 10 properties comprising the portfolio.

(2.) Weighted average based on allocated loan amount.

(3.) Calculated based on interest-only payments based on an interest rate of
     5.750% calculated on an Actual/360 day basis.

(4.) The Highwoods II Portfolio Borrower is required to deposit into a ground lease reserve account any rent payments due with respect to individual mortgaged properties that consist of leasehold estates; as there are no such properties currently, this reserve will be applicable only in the event of a substitution of a ground leased property.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

TOP TEN LOANS

                          TOP TEN LOAN CHARACTERISTICS

                                                                                PERCENT
                                                                              OF INITIAL
                                                                               MORTGAGE
                                   PROPERTY      NUMBER OF    CUT-OFF DATE       POOL        U/W       CUT-OFF
             NAME                  TYPE(1)      PROPERTIES       BALANCE        BALANCE    DSCR(2)   DATE LTV(3)   S&P/FITCH(4)
-----------------------------   -------------   ----------   --------------   ----------   -------   -----------   ------------

1301 Avenue of the Americas        Office            1       $  420,783,734      17.1%     2.22x(5)   38.3%           AAA/AAA
888 Seventh Avenue (A1 Note)       Office            1          145,894,000       5.9      1.20(6)    67.9(6)(7)        NR
Triangle Town Center (A Note)   Regional Mall        1          127,034,076       5.2      1.65(8)    44.6(8)         BBB-/A
Chapel Hills Mall               Regional Mall        1          121,595,467       5.0      1.24(9)    74.6(10)          NR
Courtyard by Marriott II Fee
   Portfolio                        Hotel           49          120,000,000       4.9      1.28(11)   53.6           AA-/AA-
Ashford I Portfolio                 Hotel            8          110,899,000       4.5      1.36(12)   75.4              NR
Ashford II Portfolio                Hotel            8          100,576,000       4.1      1.36(13)   74.8              NR
One Financial Center
   (Mortgage Loan)                 Office            1           99,903,070       4.1      3.78(14)   21.2(14)        AAA/AAA
Embassy Suites Battery Park
   City                             Hotel            1           84,500,000       3.4      1.73(15)   58.7              NR
Highwoods II Portfolio             Office           10           71,000,000       2.9      1.23(16)   76.3              NR
                                -------------      ---       --------------      ----      ----       ----           --------
TOTAL/WEIGHTED AVERAGE:               --            81       $1,402,185,347      57.1%     1.80X      53.9%             --
                                =============      ===       ==============      ====      ====       ====           ========

----------
See footnotes on next page.

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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

TOP TEN LOANS (CONTINUED)

----------
(1.)  Notwithstanding the foregoing, the mortgaged real properties identified on
      Annex A-1 to the Offering Prospectus as Courtyard by Marriott II Fee
      Portfolio, securing an underlying mortgage loan representing 4.9% of the
      Initial Mortgage Pool balance, although categorized above and elsewhere in this free writing prospectus as a "hotel" property type, actually constitute groundleased land and the improvements thereon, which are not part of the collateral, consist of hotel properties.

(2.)  Calculated based on U/W NCF and debt service constant or interest rate, as applicable.

(3.)  Calculated based on Cut-Off Date Balance and the related appraised value.

(4.)  S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.

(5.)  Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.366% calculated on Actual/360 day basis. The U/W DSCR based on the projected U/W NCF is 3.46x.

(6.)  Based on the 888 Seventh Avenue pari passu A-Notes totaling $291,788,000.
      The cut-off date LTV and U/W NCF DSCR of the 888 Seventh Avenue Loan
      Combination is 74.1% and 1.10x, respectively.

(7.)  Calculated based on interest-only payments based on an interest rate of
      5.705% calculated on an Actual/360 day basis.

(8.)  Based on the Triangle Town Center Mortgage Loan without regard to Triangle
      Town Center Non-Trust Loan. The U/W DSCR and Cut-Off Date LTV for the
      Triangle Town Center Loan Combination are 1.05x and 70.2%, respectively.

(9.)  Reflects in-place U/W NCF. The U/W NCF for the Chapel Hills Mall Mortgaged
      Property is projected to be $11,635,271 based on projected completion of redevelopment plan by fall 2006 and certain other lease-up assumptions.

(10.) The stabilized appraised value as of 11/1/2006 is $175,000,000, based upon completion of redevelopment plan. Based on the stabilized value, the
      Cut-Off Date LTV Ratio and the Maturity LTV Ratio are 69.5% and 64.3%,
      respectively.

(11.) Calculated based on in-place U/W NCF and annual debt constant of 6.847%
      for the Courtyard by Marriott II Fee Portfolio Mortgage Loan. U/W DSCR
      based on projected U/W NCF for the Courtyard by Marriott II Fee Portfolio
      Mortgage Loan is 1.35x.

(12.) Calculated based on U/W NCF and annual debt constant of 7.549% for the portfolio commencing after year four.

(13.) Calculated based on U/W NCF and annual debt constant of 7.516% for the portfolio commencing after year five.

(14.) Based on the One Financial Center Mortgage Loan without regard to One
      Financial Center Non-Trust Loan. The U/W DSCR and Cut-off Date LTV for the
      entire One Financial Center Loan Combination are 1.44x and 48.2%,
      respectively.

(15.) Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.115% calculated on Actual/360 day basis. U/W NCF
      DSCR based on projected U/W NCF is 2.45x.

(16.) Calculated based on interest-only payments based on an interest rate of
      5.750% calculated on an Actual/360 day basis.

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                                                              INVESTOR REPORTING

Investor Reporting
--------------------------------------------------------------------------------
                                                              INVESTOR REPORTING

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information.
Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that are required to be made available to Certificateholders:

    NAME OF REPORT                             DESCRIPTION (INFORMATION PROVIDED)
    ----------------------------------------   ----------------------------------------

1   Distribution Date Statements               Principal and Interest distributions,
                                               principal balances

2   Mortgage Loan Status Report                Portfolio stratifications

3   Comparative Financial Status Report        Revenue, NOI, DSCR to the extent
                                               available

4   Delinquent Loan Status Report              Listing of delinquent Mortgage Loans

5   Historical Loan Modification & Corrected   Information on modified Mortgage Loans
    Mortgage Loan Report

6   Historical Liquidation Report              Net liquidation proceeds and realized
                                               losses

7   REO Status Report                          NOI and value of REO

8   Servicer Watch List                        Listing of loans in jeopardy of becoming
                                               specially serviced

9   Loan Payoff Notification Report            Listing of loans that have given notice
                                               of intent to payoff

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                                       59

--------------------------------------------------------------------------------
                                                                        TIMELINE

Timeline
--------------------------------------------------------------------------------
                                                                        TIMELINE

DATE                       EVENT
------------------------   -----------------------------------------------------
Week of January 9, 2006    Structural & Collateral Term Sheets Available /
                           Preliminary Prospectus Supplement Available / Road
                           Shows / Investor Calls / Presale Reports Available on
                           Rating Agency Websites

Week of January 16, 2006   Pricing

Week of January 30, 2006   Closing

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LEHMAN BROTHERS                                       [UBS Investment Bank LOGO]

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